                                                                   EXHIBIT 10.19

                         AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), is made and entered into as of June 22, 1995, by and among NORTH AMERICAN TECHNOLOGIES GROUP, INC., a Delaware corporation ("NATK"), NATK SUB, INC., a Texas corporation and wholly-owned subsidiary of NATK ("Sub"), INDUSTRIAL PIPE FITTINGS, INC., a Texas corporation ("IPF"), DAVID M. DANIELS ("Daniels"), ROBERT D. JONES III ("Jones") and MARK D. CLARK ("Clark;" collectively, Daniels, Jones and Clark sometimes being referred to herein as the "Shareholders").

                                   Recitals

     The parties hereto wish to provide for the merger of IPF with and into the Sub on the terms and conditions set forth in this Agreement, and certain other matters as described herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
              MERGE OF IPF WITH AND INTO SUB AND RELATED MATTERS

     1.1 The Merger (a) Upon the terms and conditions of this Agreement, at the Effective Time (as defined herein), IPF shall be merged with and into the Sub (the "Merger'') in accordance with the provisions of the Texas Business Corporation Act (the "TBCA"), and the separate corporate existence of IPF shall cease and the Sub shall continue as the surviving corporation under the laws of the State of Texas with the corporate name, "INDUSTRIAL PIPE FITTINGS, INC." (as the corporation surviving the Merger, the "Surviving Corporation").

     (b) The Merger shall become effective as of the issuance of a certificate of merger (the "Certificate of Merger") by the Secretary of State of Texas in accordance with Article 5.05 of the TBCA, following filing with the Secretary of State of Texas of articles of merger, substantially in the form of Exhibit A, attached hereto and made a part hereof (the "Articles of Merger"), in accordance with the provisions of Article 5.04 of the TBCA. The Articles of Merger shall be filed by the Sub and IPF on the Closing Date (as defined herein). The date and time when the Merger shall become effective is referred to herein as the "Effective Time."

     (c)  At the Effective Time:

     (i) the Sub shall continue its existence under the laws of the State of Texas as the Surviving Corporation;

     (ii)  the separate corporate existence of IPF shall cease;

     (iii) all rights, title and interests to all real estate and other property owned by Sub and by IPF shall be allocated to and vested in the Surviving Corporation without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or other encumbrances thereon, and all liabilities and obligations of Sub and of IPF shall be allocated to the Surviving Corporation which shall be the primary obligor therefor and, except as otherwise provided by law or contract, no other party to the Merger, other than the Surviving Corporation, shall be liable therefor;

     (iv) the Articles of Incorporation of the Sub as in effect immediately prior to the consummation of the Merger, other than the name of the Sub which shall be changed to "INDUSTRIAL PIPE FITTINGS, INC." in connection with the Merger, shall be the Articles of Incorporation of the Surviving Corporation, until thereafter amended as provided by law and such Articles of Incorporation;

     (v) the Bylaws of the Sub, as in effect immediately prior to the consummation of the Merger, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law and such Bylaws; and

     (vi) the officers and directors of the Surviving Corporation shall be as set forth below, each of which persons whose names are set forth below shall hold the offices set forth next to her or his respective name below until her or his respective successors shall have been elected or appointed in accordance with the Bylaws of the Surviving Corporation or until she or he shall have sooner been removed or shall have resigned in accordance with such Bylaws:

           Name                  Office
           ----                  ------
     David M. Daniels         Director, President
     Robert D. Jones III      Vice President - Sales and Marketing
     Mark D Clark             Vice President - Operations
     Tim B. Tarrillion        Director
     Judith Knight Shields    Director, Secretary and Treasurer

     1.2 Conversion of Stock. At the Effective Time, and without any action on the part of the parties hereto, the shareholders of IPF or any other party:

     (a) each share of common stock, par value $0.01 per share ("IPF Common Stock"), of IPF that is issued and outstanding as of the Effective Time (other than Dissenting Shares, as defined herein) shall, by virtue of the Merger and without any action on the part of any holder thereof, be converted into and represent the right to receive, and shall be exchangeable for, one thousand (1,000) fully paid and non-assessable shares of common stock, par value $.001 per share, of NATK ("NATK Common Stock"), each of which shares of NATK Common Stock shall be free of any mortgage, lien, pledge, charge or security interest of any kind ("Encumbrance"), and such shares shall appear immediately thereafter as issued and outstanding on the books and records of NATK;

     (b) each share of capital stock of IPF held in treasury, if any, as of the Effective Time shall, by virtue of the Merger, be canceled without payment of any consideration therefor and without any conversion thereof; and

     (c) each share of common stock of the Sub that is issued and outstanding as of the Effective Time shall continue to represent one share of common stock of the Surviving

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Corporation after the Merger, which shares shall thereafter constitute all of the issued and outstanding shares of capital stock of the Surviving Corporation.

     1.3 Merger Consideration (a) At the Effective Time, upon tendering to the Surviving Corporation a certificate or certificates representing shares of IPF Common Stock, the holder thereof shall be entitled to receive immediately therefor, and NATK shall cause to be issued, a certificate or certificates representing 1,000 shares of NATK Common Stock for each share of IPF Common Stock tendered (or an aggregate of 1,300,000 shares of NATK Common Stock for all of the shares of IPF Common Stock).

     (b) NATK shall pay all charges and expenses, including those of any exchange agent and the National Association of Securities Dealers, Inc., if any, in connection with the issuance or exchange of the shares of NATK Common Stock for IPF Common Stock in the Merger.

     (c) From and after the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of shares of IPF capital stock (or any warrants or other rights to acquire any of the same) that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates for shares of IPF capital stock (or any warrants or other rights to acquire any of the same) that were outstanding immediately prior to the Effective Time are presented to the Surviving Corporation, they shall be canceled and exchanged for the consideration to be received therefor in connection with the Merger as provided in this Agreement.

     1.4 Dissenting Shares (a) Notwithstanding anything in this Agreement to the contrary, none of the shares of IPF capital stock that are outstanding immediately prior to the Effective Time and that are held by shareholders of IPF who shall have filed with IPF, prior to the IPF shareholder meeting at which a vote is to be taken with respect to a proposal to approve this Agreement, a written objection to such proposed action, as required by Article 5.12A(1)(a) of the TBCA in order for such shareholder to perfect the right to dissent from such proposed action (each such shareholder being referred to herein as a "Dissenting Shareholder" and the shares of IPF capital stock of such shareholder being referred to as "Dissenting Shares"), shall be converted into the right to receive, or be exchangeable for, shares of NATK Common Stock (with respect to Dissenting Shares of IPF Common Stock), but instead, each such Dissenting Shareholder shall be entitled to receive the fair value of such Dissenting Shares in accordance with the provisions of Article 5.12 of the TBCA.

     (b)  Notwithstanding the foregoing:

     (i) if any Dissenting Shareholder who has demanded payment for such Dissenting Shareholder's Dissenting Shares withdraws such demand at any time before payment for such Dissenting Shares, before any petition has been filed pursuant to Article 5.12 of the TBCA asking for a finding and determination of the fair value of such Dissenting Shares, or (with the consent of the Surviving Corporation) after any such petition has been filed, or

     (ii) if the Surviving Corporation shall terminate the Dissenting Shareholder's rights under Article 5.12 of the TBCA, or

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

     (iii) if no petition asking for a finding and determination of fair value of such Dissenting Shareholder's Dissenting Shares by a court shall have been filed within the time provided in Article 5.12 of the TBCA, or

     (iv) if, after the hearing of a petition filed pursuant to Article 5.12 of the TBCA, the court shall determine that such Dissenting Shareholder is not entitled to the relief provided for by such Article 5.12;

then, among other things, the right of such Dissenting Shareholder to be paid the fair value of his Dissenting Shares shall cease and such Dissenting Shareholder shall be entitled to receive the consideration provided for by
Article 5.13 of the TBCA.

     1.5 No Further Rights or Transfers. At and after the Effective Time, the shares of capital stock of IPF outstanding immediately prior to the Effective Time shall cease to provide the holders thereof with any rights as a shareholder of the Surviving Corporation, except for the right to surrender the certificate or certificates representing such shares and to receive the consideration to be received therefor in connection with the Merger as provided in this Agreement.

                                  ARTICLE II
                                  THE CLOSING

     2.1 Closing Date. The closing ("Closing") of the Merger shall take place at the offices of counsel for NATK, Theodore J. Lee, 3104 Edloe, Suite 204, Houston, Texas 77027, at 10:00 a.m., local time, on June 28, 1995, or at such other time and place and on such other date as NATK and IPF shall agree, but in no event shall such date be later than July 31, 1995, unless such date is extended by the mutual written agreement of NATK and IPF. The date of the Closing is referred to herein as the "Closing Date."

     2.2  Closing Transactions.  At the Closing:

     (a) each of the holders of IPF Common Stock (other than Dissenting Shareholders) shall surrender and deliver the certificate or certificates representing all of such shareholder's shares of IPF Common Stock. All of such shares shall be free and clear of any Encumbrance;

     (b) each of the Shareholders shall execute and deliver to NATK a copy of that certain Shareholder Representation Letter in the form of Exhibit D, attached hereto and made a part hereof ("Shareholder Representation Letter").

     (c) NATK shall deliver to each of the holders of IPF Common Stock (other than a Dissenting Shareholder) a certificate or certificates representing the number of shares of NATK Common Stock as such holder is entitled to receive in connection with the Merger;

     (d) IPF, on the one hand, and each of Daniels, Jones and Clark, on the other hand, shall terminate their employment arrangements with IPF that were in place immediately prior to the date of this Agreement;

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     (e)  NATK shall agree in writing with Daniels to pay (or cause to be paid)
to Daniels on or before December 31, 1995 (such payment date to be selected by NATK), all outstanding amounts owed to Daniels by IPF with respect to any and all loans made by Daniels to IPF (the "Daniels Loans");

     (f) NATK shall cancel and terminate that certain Guaranty Agreement, dated as of March 15, 1995 (as amended to date, if any), by and between NATK and Daniels, pursuant to which Daniels guaranteed to NATK certain obligations of IPF under a promissory note (as amended to date, if any) issued by IPF in favor of NATK in the original principal amount of $50,000, which promissory note is of even date with such Guaranty Agreement, and NATK shall return to Daniels its original of such Guaranty Agreement marked "CANCELED;"

     (g) NATK shall fund each of the $35,000 amounts due with respect to the non-compete provisions in the employment agreements, as amended to date on or before the Closing (the "Employment Agreements") between NATK, on the one hand, and each of Daniels, Jones and Clark, on the other hand;

     (h) Each of IPF and the Sub shall execute and deliver (either by telefax or by overnight courier, but in either case, in accordance with the applicable law), and file or caused to be filed with the Secretary of State of Texas on the Closing Date, the Articles of Merger, with such amendments thereto as the parties hereto shall deem mutually acceptable; and

     (i)  The Secretary of State of Texas shall issue the Certificate of Merger.

                                  ARTICLE III
                           CERTAIN CORPORATE ACTION

     3.1 IPF and the Shareholders. IPF and each Shareholder shall use such party's best efforts to cause to occur all shareholder and other corporate action necessary on behalf of any of them to effect the Merger and consummate the other transactions contemplated hereby. Without limiting the generality of the foregoing, each of the Shareholders agrees, subject to his review of a prospectus referred to below delivered to him by NATK, to vote his shares of capital stock of IPF in favor of the approval and adoption of this Agreement and the Merger. In addition, IPF and each Shareholder shall use such party's best efforts to obtain and furnish the information relating to IPF as NATK shall reasonably request to be included in the prospectus referred to in the Shareholder Representation Letter in order that the offer and sale of the shares of NATK Common Stock to be issued in connection with the Merger shall comply with the provisions of Rule 505 and other related provisions promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended to date (the "Securities Act").

     3.2 NATK and the Sub. NATK and the Sub shall cause to occur all corporate action necessary on behalf of either of them to effect the Merger and consummate the other transactions contemplated hereby.

                                  ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES

     4.1 Representations and Warranties of IPF and the Shareholders. IPF and each of the Shareholders represent and warrant, jointly and severally, to NATK and the Sub as set forth on Exhibit B, attached hereto and made a part hereof.

     4.2. Representations and Warranties of NATK and the Sub. NATK and the Sub represent and warrant, jointly and severally, to IPF and each Shareholder as set forth on Exhibit C, attached hereto and made a part hereof.

                                   ARTICLE V
                                   COVENANTS

     5.1 Disclosure Documents. IPF and each Shareholder shall supply to NATK the necessary information in writing, or cause the necessary information to be supplied in writing, relating to IPF or the Shareholders for inclusion in any documents to be filed with the Securities and Exchange Commission or any regulatory agency in connection with the transactions contemplated by this Agreement.

     5.2 Access to Information. At all times prior to the Effective Time or the earlier termination of this Agreement in accordance with the provisions of
Article VII, each of the parties hereto shall provide to the other parties (and the other parties' authorized representatives) full access during normal business hours to the premises, properties, books, records, assets, liabilities, operations, contracts, personnel, financial information and other data and information of or relating to such party (including without limitation all written proprietary and trade secret information and documents, and other written information and documents relating to intellectual property rights and matters), and will cooperate with the other party in conducting its due diligence investigation of such party.

     5.3 Confidentiality. (a) Confidentiality of NATK-Related Information. With respect to information concerning NATK or the Sub that is made available to IPF pursuant to the provisions of Section 5.2, each of the Shareholders and IPF agrees that such party shall hold such information in strict confidence, shall not use such information except for the sole purpose of evaluating the Merger and the related transactions and shall not disseminate or disclose any of such information other than to IPF's directors, officers, employees, shareholders, affiliates, agents and representatives who need to know such information for the sole purpose of evaluating the Merger and the related transactions (each of whom shall be informed in writing by IPF of the confidential nature of such information and directed by IPF in writing to treat such information confidentially). If this Agreement is terminated pursuant to the provisions of
Article VII, all such information, all copies thereof and all information prepared by IPF, any Shareholder or any other party related to IPF or any Shareholder based upon the same, shall immediately be returned to NATK upon NATK's request; provided, however, that one copy of all such material may be retained by IPF's outside legal counsel for purposes only of resolving any disputes under this Agreement. The above limitations on use, dissemination and disclosure shall not apply to information that (i) is learned by IPF or a Shareholder (other than Daniels) from a third party entitled to disclose it; (ii) becomes known publicly other than through IPF, any Shareholder or any party who received the same through IPF or any Shareholder;
(iii) is required by law or court order to be disclosed by IPF or a Shareholder; or (iv) is disclosed with the express prior written consent thereto of NATK. IPF and each Shareholder shall undertake all necessary steps to ensure that the secrecy and confidentiality of such information will be maintained in accordance with the provisions of this paragraph (a).

     (b) Confidentiality of IPF-Related Information. With respect to information concerning IPF that is made available to NATK or the Sub pursuant to the provisions of Section 5.2, NATK and the Sub jointly and severally agree that they shall hold such information in strict confidence, shall not use such information except for the sole purpose of evaluating the Merger and the related transactions and shall not disseminate or disclose any of such information other than to their directors, officers, employees, shareholders, affiliates, agents and representatives who need to know such information for the sole purpose of evaluating the Merger and the related transactions (each of whom shall be informed in writing by NATK or the Sub, as appropriate, of the confidential nature of such information and directed by such party in writing to treat such information confidentially). If this Agreement is terminated pursuant to the provisions of Article VII, NATK and the Sub jointly and severally agree to return immediately all such information, all copies thereof and all information prepared by either of them based upon the same, upon IPF's request; provided, however, that one copy of all such material may be retained by NATK's outside legal counsel for purposes only of resolving any disputes under this Agreement. The above limitations on use, dissemination and disclosure shall not apply to information that (i) is learned by NATK or the Sub from a third party entitled to disclose it; (ii) becomes known publicly other than through NATK or the Sub or any party who received the same through either of them; (iii) is required by law or court order to be disclosed by NATK or the Sub; or (iv) is disclosed with the express prior written consent thereto of IPF. NATK and the Sub jointly and severally agree to undertake all necessary steps to ensure that the secrecy and confidentiality of such information will be maintained in accordance with the provisions of this paragraph (b).

     (c) Nondisclosure. Neither NATK, the Sub, IPF nor any Shareholder shall disclose to the public or to any third party the existence of this Agreement or the transactions contemplated hereby or any other material non-public information concerning or relating to any other party hereto, other than with the express prior written consent of such other party, except as may be required by law or court order or to enforce the rights of such disclosing party under this Agreement, in which event the contents of any proposed disclosure shall be discussed with the other party before release; provided, however, that notwithstanding anything to the contrary contained in this Agreement, any party hereto may disclose this Agreement to any of its directors, officers, employees, shareholders, affiliates, agents and representatives who need to know such information for the sole purpose of evaluating the Merger, and to any party whose consent is required in connection with the Merger or this Agreement. The parties anticipate issuing a mutually acceptable, joint press release announcing the execution of this Agreement and the consummation of the Merger.

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

     5.4 Interim Operations. During the period from the date of this Agreement and continuing until the Effective Time:

     (a) Interim Operations of IPF. IPF and the Shareholders agree (except as expressly contemplated by this Agreement, including any Exhibits and Schedules hereto, or to the extent that NATK shall otherwise consent in writing, and with respect to each Shareholder, such party's obligations under this Section 5.4(a) shall be limited to using such party's best efforts) that:

     (i) Ordinary Course. Except to the extent that either (A) IPF shall have received the prior written consent thereto of the Chief Executive Officer of NATK or (B) IPF shall have notified NATK of any breach of the provisions of this clause (i) and such breach could not reasonably be expected to have a Material Adverse Effect on IPF, IPF shall carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it;

     (ii)  Dividends; Changes in Stock.  IPF shall not and shall not propose to
(a) declare or pay any dividend on, or make other distribution in respect of, any of its capital stock, (b) split, combine or reclassify any of its capital stock or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of IPF or
(c) repurchase or otherwise acquire any shares of capital stock of IPF.

     (iii) Issuance of Securities. IPF shall not sell, issue, authorize or propose the sale or issuance of, or purchase or propose the purchase of, any shares of its capital stock of any class or securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities (other than the issuance of shares of IPF Common Stock upon the exercise of conversion, if any, of currently outstanding stock options).

     (iv) Governing Documents. IPF shall not amend its Articles of Incorporation or its Bylaws.

     (v) No Acquisition. IPF shall not acquire or agree to acquire by merging or consolidation with, or by purchasing a substantial portion of the assets or securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets that are material, individual or in the aggregate, to IPF.

     (vi) No Dispositions. IPF shall not sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets that are material, individually or in the aggregate, to IPF, except in the ordinary course of business consistent with prior practice.

     (vii) Indebtedness. IPF shall not incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of IPF or guarantee any debt securities of others other than in the ordinary course of business consistent with prior practice (other than any indebtedness for money borrowed from NATK). The provisions of this clause (vii) shall not prevent IPF from incurring ordinary accounts payable for supplies, materials or inventory, or other customary trade payables in the ordinary course of its business consistent with its past practice.

     (viii) Benefit Plans, Etc. IPF shall not adopt or amend in any material respect any collective bargaining agreement or Employee Benefit Plan (as defined herein).

     (ix) Executive Compensation. IPF shall not grant to any executive officer any increase in compensation or in severance or termination pay, or enter into any employment agreement with any executive officer.

     (x) Other Actions. IPF shall not enter into any agreement or arrangement to do any of the foregoing. IPF shall not take any action, or fail to take any action, that is reasonably likely to result in any of the representations and warranties of IPF set forth in this Agreement becoming untrue.

     (b) Interim Operations of NATK and Sub. NATK and Sub jointly and severally agree (except as expressly contemplated by this Agreement, including any Exhibits and Schedules hereto, or to the extent that IPF shall otherwise consent in writing) that:

     (i) Ordinary Course. NATK shall carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts to preserve intact its present business organization (provided that such obligation shall not relate to the officers and employees of NATK or any of its subsidiaries including the Sub) and preserve its relationships with customers, suppliers and others having business dealings with it. The Sub shall conduct no business activity other than in connection with the transactions contemplated by this Agreement in connection with the Merger.

     (ii) Dividends; Changes in Stock. Neither NATK nor the Sub shall (and shall not propose to) (a) declare or pay any dividend on, or make other distribution in respect of, any of its capital stock or (b) split, combine or reclassify any of its capital stock or issue, authorize or propose the issuance of, any other securities in respect of, in lieu of or in substitution for shares of its capital stock.

     (iii) Governing Documents. Neither NATK nor the Sub shall amend its Certificate of Incorporation (or Articles of Incorporation, with respect to the Sub) or its Bylaws.

     (iv) Other Actions. Neither NATK nor the Sub shall enter into any agreement or arrangement to do any of the foregoing. Neither NATK nor the Sub shall take any action, or fail to take any action, that is reasonably likely to result in any of their representations and warranties set forth in this Agreement becoming untrue.

Notwithstanding anything in this Section 5.4(b) to the contrary, NATK may, at its option, borrow monies from one or more parties other than an affiliate of NATK and/or offer or sell any of its equity or debt securities or other rights to acquire its securities for such consideration, and upon such terms and conditions, as NATK shall determine in its sole discretion; provided, however, that it shall be an additional condition to the obligations of IPF and the Shareholders to consummate the transactions contemplated by this Agreement that the Board of Directors of IPF shall not have determined, in the exercise of its good faith judgment, that any such borrowing or offer or sale of securities or such other rights referred to in this sentence will have a Material Adverse Effect on NATK.

     5.5 Consents. NATK, the Sub, IPF and each Shareholder shall cooperate and use their best efforts to obtain, prior to the Closing Date, all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with IPF as are necessary for the consummation of the transactions contemplated by this Agreement; provided, however, that the parties shall not be required to seek the consent, approval or authorization of the landlords under, or otherwise amend the written agreements relating to, the lease agreements pursuant to which IPF leases any real or personal property. In addition and not by way of limitation of the foregoing, each of IPF and Daniels agrees to execute a written amendment to that certain lease by and between Daniels, as lessors, and IPF, as lessee, pursuant to which Daniels shall agree that such lease shall continue notwithstanding the Merger and the transactions relating thereto as provided in this Agreement, and that such Merger and other transactions shall not constitute a default under such lease.

     5.6 Filings. NATK, the Sub and IPF shall, as promptly as practicable, make any required filings, and NATK, the Sub and IPF shall promptly make any other required submissions, under any law, statute, order, rule or regulation with respect to the Merger and the related transactions and shall cooperate with each other with respect to the foregoing.

     5.7 All Reasonable Efforts. Subject to the terms and conditions of this Agreement and to the fiduciary duties and obligations of the board of directors of NATK, the Sub and IPF, each of the parties to this Agreement shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or to remove any injunctions or other impediments or delays, legal or otherwise, as soon as reasonably practicable, to consummating the Merger and the other transactions contemplated by this Agreement.

     5.8 Public Announcements. NATK and IPF shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger, this Agreement or the other transactions contemplated by this Agreement and shall not issue any other press release or make any other public statement relating to the same without prior consultation with the other parties, except as may be required by law or, with respect to NATK, by obligations pursuant to any listing agreement with an national securities exchange.

     5.9 Notification of Certain Matters. IPF and the Shareholders shall give prompt notice to NATK, and NATK and the Sub shall give prompt notice to IPF, of
(a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which would cause any of its representations or warranties in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time, and (b) any material failure of IPF, on the one hand, or NATK or the Sub, on the other hand, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available to the party receiving such notice under this Agreement.

     5.10 Expenses. Except as otherwise expressly provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated.

     5.11 Officers and Directors' Insurance; Indemnification. If during the three year-period following the Effective Time of the Merger, any person who is or was a director of IPF or the Surviving Corporation and any person who, while a director or officer of IPF or the Surviving Corporation, is or was serving at the request of IPF or the Surviving Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise (a "Director"), is, or is threatened to be, made a named defendant or respondent in a Proceeding (as defined below) because the person is or was a Director, then the Surviving Corporation shall indemnify such person against all judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with the Proceeding if it is determined that the person:

     (a)  conducted himself in good faith;

     (b) reasonably believed: (i) in the case of conduct in his official capacity as a director of IPF or the Surviving Corporation, that his conduct was in IPF's or the Surviving Corporation's best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and

     (c) Except to the extent permitted by the next succeeding sentence, a Director shall not be indemnified under this Section 5.11 by the Surviving Corporation in respect of a proceeding (i) in which the person is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity; or (ii) in which the person is found liable to IPF or the Surviving Corporation.

Notwithstanding the foregoing, if the person is found liable to IPF or the Surviving Corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification shall be limited to reasonable expenses actually incurred by the person in connection with the proceeding and shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to IPF or the Surviving Corporation. As used in this
Section 5.11, (x) the term "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding and (y) the term "expenses" means includes without limitation court costs and attorney's fees. For purposes of this Section 5.11, IPF or the Surviving Corporation is deemed to have requested a Director to serve an employee benefit plan whenever the performance by him of his duties to IPF or the Surviving Corporation also imposes duties on or otherwise involves services by him to the plan or participants or beneficiaries of the plan, and action taken or omitted by him with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan is deemed to be for a purpose which is not opposed to the best interests of IPF or the Surviving Corporation.

     Reasonable expenses incurred by a Director who was, is, or is threatened to be made a named defendant or respondent in a proceeding shall be paid or reimbursed (at the option of the Director) by the Surviving Corporation, in advance of the final disposition of the proceeding and without the determination required under this Section 5.11, after the Surviving Corporation receives a written affirmation by the Director of his good faith belief that he has met the standard of conduct necessary for indemnification under this Section 5.11 and a written undertaking by or on behalf of the Director to repay the amount paid or reimbursed if it is ultimately determined that the Director has not met the standard or it is ultimately determined that indemnification of the director against expenses incurred by him in connection with that Proceeding is prohibited as provided above.

     NATK hereby assumes and guarantees the timely performance of the Surviving Corporation's obligations under this Section 5.11.

     5.12.  Registration Rights.    (a)  Conditional Right to Piggyback.
Subject to the provisions and conditions of this Section 5.12, if NATK proposes to register shares of NATK Common Stock under the Securities Act and the registration form to be used may be used for the registration of the shares of NATK Common Stock to be received by the Shareholders in connection with the Merger as provided in Section 1.2(a) of this Agreement (the "Merger Shares") (such registration event being referred to herein as a "Piggyback Registration"), NATK shall give prompt written notice to each of the Shareholders and will include in such Piggyback Registration, subject to the allocation provisions below, all Merger Shares with respect to which NATK has received written requests (from the Shareholders owning of record such Merger Shares) for inclusion within 20 days after NATK's mailing of such notice. The rights granted to the Shareholders under this Section 5.12(a) shall be exerciseable by any of them only during the period beginning six (6) months following the Effective Time (and shall apply to any then-pending registration statement, which registration statement NATK agrees to amend so as to permit the Shareholders to exercise their rights as provided in this Section 5.12 if the other conditions of this Section 5.12 are then met) and ending three (3) years after the Effective Time.

     (b) Expenses. NATK will pay the Registration Expenses (as defined below), but the Underwriting Commissions (as defined below) will be shared by NATK and the holders of the Merger Shares that are included in the Piggyback Registration in proportion to any securities included on their behalf.

     (c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of NATK, and the managing underwriters advise NATK that in their opinion the number of shares of NATK Common Stock requested to be included in such registration exceeds the number that can be sold in such offering, at a price reasonably related to fair value, NATK will allocate the shares of Common Stock to be included as follows: first, the securities NATK proposes to sell on its own behalf; and second, other shares of NATK Common Stock (including without limitation the Merger Shares owned of record by the Shareholders) requested by any shareholders or other parties (with rights against NATK relating to such registration) to be included in such registration, pro rata on the basis of the number of shares of NATK Common Stock owned of record by the parties (other than NATK) desiring to have their shares so included (or, at the sole option and in the discretion of NATK, any other reasonable method it deems equitable, so long as such equitable method is determined by NATK in good faith, primarily taking into account any contractual or other legal obligations of NATK with respect thereto).

     (d) Priority on Secondary Registrations. If a Piggyback Registration is initiated as an underwritten secondary registration on behalf of holders of NATK Common Stock, and the managing underwriters advise NATK in writing that in their opinion the number of shares of NATK Common Stock requested to be included in such registration exceeds the number that can be sold in such offering, at a price reasonably related to fair value, NATK will allocate the securities to be included as follows: first, the shares of NATK Common Stock requested to be included by the holders initiating such registration; and second, other shares of NATK Common Stock (including without limitation the Merger Shares owned of record by the Shareholders) requested by any shareholders or other parties (with rights against NATK relating to such registration) to be included in such registration, pro rata on the basis of the number of shares of NATK Common Stock owned of record by the parties (other than NATK) desiring to have their shares so included (or, at the sole option and in the discretion of NATK, any other reasonable method it deems equitable, so long as such equitable method is determined by NATK in good faith, primarily taking into account any contractual or other legal obligations of NATK with respect thereto).

     (e) Selection of Underwriters. In any Piggyback Registration, the selection of investment banks(s), underwriters and manager(s), and the other decisions regarding the underwriting arrangements and related matters for the offering, shall be made exclusively by NATK.

     (f) Registration Procedures. Whenever a Shareholder exercises its rights under this Section 5.12 (each an "Exercising Shareholder"), NATK will, as expeditiously as possible:

     (i) furnish to each Exercising Shareholder such number of copies of the applicable registration statement, each amendment and supplement thereto and the prospectus included in such registration statement (including each preliminary prospectus), and such other documents as such Exercising Shareholder may reasonably request in order to facilitate the disposition of the Merger Shares owned of record by such Exercising Shareholder to be included in such registration statement;

     (ii) use its best efforts to register or qualify such Merger Shares under such other securities or blue sky laws of such jurisdictions as the managing underwriter(s) may request; and

     (iii) cause such Merger Shares to be listed or included on securities exchanges on which shares of NATK Common Stock are then listed or included.

     (g)  Indemnification.

     (i) NATK will indemnify, to the extent permitted by law, each Exercising Shareholder against all losses, claims, damages, liabilities and expenses arising out of or resulting from any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to NATK by such Exercising Shareholder expressly for use therein or by any such Exercising Shareholder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after NATK has furnished such Exercising Shareholder with a sufficient number of copies of the same.

     (ii) In connection with any registration statement in which an Exercising Shareholder is participating, each such Exercising Shareholder will furnish to NATK in writing such information as is reasonably requested by NATK for use in any such registration statement or prospectus and will indemnify, to the extent permitted by law, NATK, its directors and officers and each person who controls NATK (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in, or omitted from, information so furnished in writing by such holder specifically for use in preparing the registration statement. Notwithstanding the foregoing, the liability of an Exercising Shareholder under this subsection (g)(ii) shall be limited to an amount equal to the net proceeds actually received by such Exercising Shareholder from the sale of such Exercising Shareholder's Merger Shares covered by the registration statement.

     (iii) Any party entitled to indemnification under this subsection (g) will: (x) give prompt notice to the indemnifying party of any claim with respect to which such indemnified party seeks indemnification and (y) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled, or elects not, to assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which case such indemnifying party shall pay the fees and expenses of a sufficient number of counsel so that such conflicts are resolved.

     (h) Compliance with Underwriting Arrangements. No Shareholder may participate in any Piggyback Registration unless such Shareholder: (i) agrees to sell his Merger Shares on the basis provided in any underwriting arrangements approved by NATK and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

     (i) Limitations on NATK's Obligations. In connection with its obligations to register any of the Merger Shares as provided in this Section 5.12, NATK shall have no obligation (i) to assist or cooperate in the offering or disposition of such Merger Shares, (ii) except as expressly provided in this
Section 5.14, to indemnify any Shareholder, (iii) to obtain a commitment from an underwriter relative to the sale of such Merger Shares, or (iv) to include such Merger Shares within an underwritten offering of NATK conducted on a firm basis.

     (j) Definitions. As used in this Section 5.12, (x) "Registration Expenses" means all expenses incident to NATK's performance of or compliance with the provisions of this Section 5.12 and the registration of any other securities in connection therewith, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, expenses and fees for listing the securities to be registered on exchanges, and fees and disbursements of counsel for NATK and all independent certified public accountants, underwriters (other than Underwriting Commissions) and other persons retained by NATK in connection therewith, and (y) "Underwriting Commissions" means all underwriting discounts or commissions relating to the sale of securities of NATK, but excludes any expenses reimbursed to underwriters.

     (k) Limited Transferability or Assignability of Registration Rights. Notwithstanding anything in this Section 5.12 or elsewhere in this Agreement to the contrary, none of the rights granted to a Shareholder under this Section
5.12 shall be assignable or transferable by such Shareholder, nor shall any such rights inure to the benefit of such Shareholder's assigns or beneficiaries or any other party, including without limitation any subsequent beneficial or record holder of any of the Merger Shares or any interest therein, without the prior written consent thereto of NATK (which consent shall not be unreasonably withheld); provided, however, that such rights may be transferred or assigned without the prior written consent thereto of NATK to such Shareholder's spouse or children, to any trust the sole beneficiaries of which are any of such Shareholder's spouse or children, and upon the death of such Shareholder, to his estate; and provided further, that such rights may not be further transferred or assigned to any other party or parties.

                                  ARTICLE VI
                   CONDITIONS TO CONSUMMATION OF THE MERGER

     6.1 Conditions to IPF's and the Shareholders' Obligations. The obligations of IPF and the Shareholders to consummate the Merger and the other transactions contemplated to be consummated by it at the Closing are subject to the satisfaction (or waiver by IPF) at or prior to the Effective Time (or at such other time prior thereto as may be expressly provided in this Agreement) of each of the following conditions:

     (a) NATK shall have entered into binding employment agreements that have not been terminated by NATK as of the Closing with each of Daniels, Jones and Clark.

     (b) IPF shall have had the opportunity to conduct a due diligence review of the books, records, operations, physical plant and facilities, contracts and other documents of NATK and nothing shall have come to its attention that would reasonably be expected to have a Material Adverse Effect on NATK on and after the Closing.

     (c) IPF shall be satisfied that the receipt of the shares of NATK Common Stock by the holders of IPF Common Stock in connection with the Merger is a tax-free sale or exchange to such holders.

     (d) The representations and warranties of NATK and the Sub set out in this Agreement shall be true and correct in all material respects, and no fact or circumstance shall have come to the attention of IPF that is not disclosed in this Agreement or any document or other writing delivered by NATK to IPF prior to the date of this Agreement that could reasonably be expected to have a Material Adverse Effect on NATK or the consideration to be received by the Shareholders in connection with the Merger.

     (e) Each of NATK and the Sub shall have complied in a timely manner and in all material respects with their respective covenants and agreements set out in this Agreement.

     (f) All directors', shareholders', lenders', lessors' and other parties' consents and approvals, as well as all filings with, and all necessary consents or approvals of, all federal, state and local governmental authorities and agencies, as are required under this Agreement, applicable law or any applicable contract or agreement (other than as contemplated by this Agreement) to complete the Merger shall have been secured, including without limitation that this Agreement shall have been approved by the affirmative vote of the shareholders of IPF by the requisite vote in accordance with the TBCA.

     (g) No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental authority that prohibits or restricts the consummation of the Merger or the related transactions.

     (h) The Closing shall have occurred not later than June 28, 1995, unless such date is extended by the mutual written agreement of NATK, the Sub and IPF.

     (i) Before the Closing, NATK shall have raised not less than $1 million in cash in connection with one or more offerings of its equity or debt securities or other rights to acquire its equity or debt securities.

     6.2 Conditions to NATK's and the Sub's Obligations. The obligations of NATK and the Sub to consummate the Merger and the other transactions contemplated to be consummated by it at the Closing are subject to the satisfaction (or waiver by NATK) at or prior to the Effective Time (or at such other time prior thereto as may be expressly provided in this Agreement) of each of the following conditions:

     (a) Each of Daniels, Jones and Clark shall have entered into binding employment agreements with NATK that have not been terminated as of the Closing by any such person.

     (b) NATK shall have had the opportunity to conduct a due diligence review of the books, records, operations, physical plant and facilities, contracts and other documents of IPF and nothing shall have come to its attention that would reasonably be expected to have a Material Adverse Effect on IPF on and after the Closing.

     (c) None of the Shareholders shall have filed with IPF, prior to the time a vote of the shareholders of IPF is taken with respect to a proposal to approve this Agreement, a written objection to such proposed action, as required by Article 5.12A(1)(a) of the TBCA in order for such shareholder to perfect the right to dissent from such proposed action.

     (d) In addition to the other financial statements provided to NATK, not less than four (4) days preceding the Closing Date, IPF shall have provided to NATK a copy of the following financial statements/information relating to IPF:

     An unaudited balance sheet as of a date not more than 30 days preceding the
      Closing Date
     An unaudited income statement for the period beginning on January 1, 1995 and ending on the date of such balance sheet

     (e) NATK shall be satisfied that the acquisition of IPF pursuant to the Merger is a tax-free transaction to NATK under the Code (as defined in this Agreement).

     (f) The representations and warranties of IPF and the Shareholders set out in this Agreement shall be true and correct in all material respects, and no fact or circumstance that is not disclosed in this Agreement or any document or other writing delivered by IPF or any Shareholder to NATK prior to the date of this Agreement shall have come to the attention of NATK that could reasonably be expected to have a Material Adverse Effect on IPF.

     (g) IPF and each Shareholder shall have complied in a timely manner and in all material respects with their covenants and agreements set out in this Agreement.

     (h) All directors', shareholders', lenders', lessors' and other parties' consents and approvals, as well as all filings with, and all necessary consents or approvals of, all federal, state and local governmental authorities and agencies, as are required under this Agreement, applicable law or any applicable contract or agreement (other than as contemplated by this Agreement) to complete the Merger shall have been secured, including without limitation that this Agreement shall have been approved by the affirmative vote of the shareholders of IPF by the requisite vote in accordance with the TBCA.

     (i) No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental authority that prohibits or restricts the consummation of the Merger or the related transactions.

     (j) The Closing shall have occurred not later than June 28, 1995, unless such date is extended by the mutual written agreement of NATK, the Sub and IPF.

     (k) NATK shall be satisfied that the offer and issuance of the shares of NATK Common Stock to the holders of shares of IPF Common Stock in connection with the Merger is exempt from the registration provisions of the Securities Act and similar provisions under applicable state securities laws.

     (l) Before the Closing, NATK shall have raised not less than $1 million in cash in connection with one or more offerings of its equity or debt securities or other rights to acquire its equity or debt securities.

     (m) NATK shall have received a written valuation report of an independent appraiser selected by it to determine the fair market value of IPF, and such written valuation report shall include a determination that the fair market value of IPF is not less than the amount of the consideration to be paid by NATK for the acquisition of IPF pursuant to this Agreement.

                                  ARTICLE VII
                                  TERMINATION

     7.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the vote of the shareholders of IPF contemplated by Section 3.1:

     (a) by mutual written consent of the board of directors of NATK, the Sub and IPF;

     (b)  by any of NATK, the Sub or IPF:

     (i) if the Effective Time shall not have occurred on or before June 28, 1995, unless such date is extended by the mutual written agreement of the parties NATK and IPF, and in such event, only until the date the Effective Time has been so extended; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before that date; or

     (ii) if any court of competent jurisdiction, or any governmental body, regulatory or administrative agency or commission having appropriate jurisdiction shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; or

     (iii) if the board of directors of IPF or the Sub, in the exercise of its fiduciary duties and after consultation with counsel, shall have withdrawn its recommendation to such corporation's shareholders that they approve of this Agreement.

     7.2 Notice and Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 7.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision pursuant to which such termination is made, and this Agreement shall forthwith become void and have no effect without any liability on the part of any party or its directors, officers or shareholders, except for the provisions of this
Section 7.2 and Sections 5.3, 5.8 and 5.10, which shall survive any termination of this Agreement. Nothing contained in this Section 7.2 shall relieve any party from any liability for any breach of this Agreement.

     7.3 Extension; Waiver. Any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of any other party under or relating to this Agreement; (b) waive any inaccuracies in the representations or warranties by any other party; or (c) waive compliance with any of the agreements of any other party or with any conditions to its own obligations. Any agreement on the part of any other party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     7.4 Amendment and Modification. This Agreement may not be amended except by an instrument in writing signed by all of the parties hereto.

                                 ARTICLE VIII
                                 MISCELLANEOUS

     8.1 Survival of Representations and Warranties. The respective representations and warranties of the parties hereto shall not be deemed waived or otherwise affected by any investigation made by any other party hereto. Each representation and warranty shall continue for a period of three (3) years after the Effective Time of the Merger. The provisions of this Section shall have no effect upon any other obligation of the parties, whether to be performed before or after the Effective Time.

     8.2 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or mailed, certified or registered mail with postage prepaid, or sent by telex, telegram or telecopier, as follows (or at such other address or facsimile number for a party as shall be specified by like notice):

     (a)  if to IPF or any Shareholder, at: with a copy to:

     Industrial Pipe Fittings, Inc.     Gordon & Gordon
     5717 Hogue                         1800 Bering Drive, Suite 650
     Houston, Texas 77087               Houston, Texas 77057
     Attention:  Robert D. Jones III    Attn:  Hal R. Gordon
     Fax:  (713) 645-1756               Fax:  (713) 974-0096

     (b)  if to NATK or the Sub, at: with a copy to:

     North American Technologies      Theodore J. Lee
     Group, Inc.                      3104 Edloe, Suite 204
     9818 Wilcrest                    Houston, Texas 77027
     Houston, Texas 77099             Fax:  (713) 623-0990
     Attention:  Tim B. Tarrillion
     Fax:  (713) 495-3434

     8.3 Entire Agreement; Assignment. This Agreement, including all Exhibits and Schedules hereto, (a) constitutes the entire agreement among the parties with respect to its subject matter and supersedes all prior agreements and understandings, both written and oral, among the parties or any of them with respect to such subject matter and (b) shall not be assigned by operation of law or otherwise, provided that, subject to any approvals required by applicable law, NATK or the Sub may assign its respective rights and obligation to any majority-owning or owned, direct or indirect, parent, subsidiary or subsidiaries of NATK, but no such assignment shall relieve NATK or the Sub of its obligations under this Agreement.

     8.4 Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns. Nothing in this Agreement is intended to confer on any person other than the parties to this Agreement or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     8.5 Headings. The descriptive headings of the articles, sections, subsections, exhibits and schedules of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

     8.6. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

     8.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

     8.8  Arbitration.    (a)  If a dispute, controversy or claim arises between
any of the parties to this Agreement including without limitation any dispute, controversy or claim that arises out of or relates to this Agreement, or the breach, termination or invalidity of the Agreement, AND including but not limited to a claim based on or arising out of a claim for tortious interference or other tortious or statutory claims arising before, during or after termination, and if said dispute cannot be settled through direct discussions, the parties agree to first endeavor to settle the dispute in an amicable manner by mediation administered by the American Arbitration Association under its Commercial Mediation Rules, before resorting to arbitration; provided, that nothing contained herein shall preclude any party from commencing arbitration if said mediation is not completed within 30 days of such party requesting or agreeing to mediation. Thereafter, any unresolved dispute, controversy or claim arising between the parties, including without limitation any dispute, controversy or claim that arises out of or relates to this Agreement, or breach thereof, AND including but not limited to a claim for tortious interference or other tortious or statutory claims arising before, during or after termination, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules (the "Rules"), and judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Any mediation or arbitration hereunder shall be pursuant to the applicable rules of the American Arbitration Association as set out above except to the extent expressly provided otherwise in this Agreement.

     (b) The parties hereto expressly agree that any court with jurisdiction may order the consolidation of any arbitrable dispute, controversy or claim under this Agreement with any related arbitrable dispute, controversy or claim not arising under this Agreement, as the court may deem necessary in the interests of justice or efficiency or on such other grounds as the court may deem appropriate.

     (c) The site of the mediation and, if necessary, the arbitration shall be in Houston, Texas, and shall take place in the offices of the American Arbitration Association or such other place as the parties may agree.

     (d) The parties agree that the federal and state courts located in Harris County, Texas shall have exclusive jurisdiction over an action brought to enforce the rights and obligations created in or arising from this agreement to arbitrate, and each of the parties hereto irrevocably submits to the jurisdiction of said courts. Notwithstanding the above, application may be made by a party to any court of competent jurisdiction wherever situated for enforcement of any judgment and the entry of whatever orders are necessary for such enforcement.

     (e) Process in any action arising out of or relating to this Agreement may be served on any party to this Agreement anywhere in the world by delivery in person against receipt or by registered or certified mail, return receipt requested.

     (f) Neither party nor the arbitrators may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both parties.

     (g) The parties agree that all questions concerning the arbitrator's jurisdiction shall be decided by the arbitrator.

     (h) All fees and expenses of the arbitration (exclusive of filing fees for claims and counterclaims) shall be borne by the parties equally. Each party shall bear the expense of its own counsel, experts, witnesses and presentation of proofs.

     (i) This agreement to arbitrate is intended to be binding upon the signatories hereto, their principals, successors, assigns, subsidiaries or affiliates.

     (j) The arbitrator shall determine the rights and obligations of the parties according to the substantive laws of the State of Texas (excluding conflicts of laws principles).

     (k) The arbitrator is directed to consider any defense that all or part of the claim is not timely by reason of laches or statute of limitations as a preliminary issue and to render an award determining the merits of such claim before considering the substantive merits of the arbitration claim, unless the arbitrator determines that the merits of such claim of laches or statute of limitations is so intertwined with the substantive merits of the arbitration claim as to make impractical the determination of the claim of laches or limitations as a preliminary matter.

     (l) The arbitrator shall hear and determine any preliminary issue of law asserted by a party to be dispositive of any claim, in whole or part, in the manner of a court hearing a motion to dismiss for failure to state a claim or for summary judgment, pursuant to such terms and procedures as the arbitrator deems appropriate.

     (m) It is the intent of the parties that, barring extraordinary circumstances, any arbitration shall be concluded within three months of the date the statement of claim is received by the arbitrator. Unless the parties otherwise agree, once commenced, hearings shall be held five days a week, four weeks a month, with each hearing day to being at 9:00 A.M. and to conclude at 5:00 P.M. These time limits can be extended or altered by an agreement by the parties or by a determination by the arbitrator that such extension or alteration is in the interests of justice. The arbitrator shall use his or her best efforts to issue the final award or awards within a period of thirty days after closure of the proceedings. Failure to do so shall not be a basis for challenging the award.

     (n) The procedures to be followed in any arbitration hereunder shall be as prescribed herein and in such directives that shall be issued by the arbitrator following consultation with the parties. Unless otherwise agreed by the parties, the procedures shall provide for the submission of briefs by the parties the introduction of documents and the oral testimony of witnesses, cross-examination of witnesses, oral arguments, the closure of the proceedings and such other matters as the arbitrator may deem appropriate. Further, the arbitrator shall regulate all matters relating to the conduct of the arbitration not otherwise provided for in this Agreement or in the Rules.

     (o) In the event a party, having been given notice and opportunity, shall fail or shall refuse to appear or participate in an arbitration hereunder or in any stage thereof, the proceedings shall nevertheless be conducted to conclusion and final award. Any award rendered under such circumstances shall be as valid and enforceable as if both parties had appeared and participated fully at all stages.

     (p) The parties agree that discovery shall be limited and shall be handled expeditiously. Discovery procedures available in litigation before the courts shall not apply in an arbitration conducted pursuant to this Agreement.
However, each party shall produce relevant and non-privileged documents or copies thereof requested by the other parties within the time limits set and to the extent required by order of the arbitrator. All disputes regarding discovery shall be promptly resolved by the arbitrator.

     (q) It is the intent of the parties that the testimony of witnesses be subject to cross-examination. It is agreed that the direct testimony of a witness may be submitted by sworn affidavit, provided that such affiant be subject to cross-examination.

     (r) Strict rules of evidence shall not apply in an arbitration conducted pursuant to this Agreement. The parties may offer such evidence as they desire and the arbitrator shall accept such evidence as the arbitrator deems relevant to the issues and accord it such weight as the arbitrator deems appropriate.

     (s) No witness or party may be required to waive any privilege recognized by law.

     8.9 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     8.10  Certain Definitions.  As used herein:

     (a) "affiliate" shall have the meanings ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended to date (the "Exchange Act");

     (b) "business day" shall mean any day other than a Saturday, Sunday or a day on which federally chartered financial institutions are not open for business in the City of Houston, Texas;

     (c) "Material Adverse Effect" shall mean any adverse effect on the business, condition (financial or otherwise) or results of operation of the relevant party and its subsidiaries, if any, which is material to such party and its subsidiaries, if any, taken as a whole;

     (d) "Person" means any individual, corporation, partnership, association, trust or other entity or organization, including a governmental or political subdivision or any agency or institution thereof; and

     (e) "subsidiary" shall mean, when used with reference to an entity, any corporation, a majority of the outstanding voting securities of which is owned directly or indirectly, or a majority of the board of directors of which may be elected, by such entity.

     IN WITNESS WHEREOF, each of the parties have caused this Agreement to be duly executed by or on behalf of such party, all as of the date first written above.


                                   NORTH AMERICAN TECHNOLOGIES
                                   GROUP, INC.

                                   By:  /s/ T. B. Tarrillion
                                     Name:  Tim B. Tarrillion
                                     Title: President and CEO



                                   NATK SUB, INC.

                                   By:  /s/ T. B. Tarrillion
                                     Name:  Tim B. Tarrillion
                                     Title: President


                                   DAVID M. DANIELS

                                   /s/ David M. Daniels

                                   ROBERT D. JONES III

                                   /s/ Robert D. Jones III



                                   MARK D. CLARK

                                   /s/ Mark D. Clark



                                   INDUSTRIAL PIPE FITTINGS, INC.

                                   By:  /s/ Robert W. Jones III
                                   Name:  Robert W. Jones III
                                   Title: Vice President

Exhibit A  Articles of Merger
Exhibit B Representations and Warranties of IPF and the Shareholders Exhibit C Representations and Warranties of NATK and the Sub
Exhibit D  Shareholder Representation Letter

                                   EXHIBIT A
                              ARTICLES OF MERGER


     Pursuant to the provisions of article 5.04 of the Texas Business Corporation Act, the undersigned corporations adopt the following articles of merger for the purpose of effecting a merger in accordance with the provisions of article 5.01 of the Texas Business Corporation Act.

1. A Plan of Merger, adopted in accordance with the provisions of article 5.04 of the Texas Business Corporation Act providing for the merger of INDUSTRIAL PIPE FITTINGS, INC., a Texas corporation, with and into NATK SUB, INC., a Texas corporation, resulting in NATK SUB, INC. being the surviving corporation in the merger, is attached hereto as Exhibit A and is hereby incorporated herein by reference.

2. The merger will become effective on June 30, 1995, at 5:01 p.m. in accordance with the provisions of article 10.03 of the Texas Business Corporation Act.

3. As to each corporation, the approval of whose shareholders is required, the number of outstanding shares of each class or series of stock of such corporation entitled to vote, with other shares or as a class, on the Plan of Merger, are as follows:

                    Number of   Number of Shares
Name of              Shares      Designation of    Entitled to Vote as
Corporation        Outstanding  Class or Series     a Class or Series

INDUSTRIAL PIPE
FITTINGS, INC.        1,300     Common Stock,      (All shares of
                                par value $0.01    Common Stock
                                per share          vote as one class)


NATK SUB,
INC.                  1,000     Common Stock,      (All shares of
                                par value $0.01    Common Stock
                                per share          vote as one class)

4. As to each corporation, the approval of whose shareholders is required, the number of shares, not entitled to vote only as a class, voted for and against the Plan of Merger, respectively, and, if the shares of any class or series are entitled to vote as a class, the number of shares of each such class or series voted for and against the Plan of Merger, are as follows:

Name of                 Designation of           Number of Shares
Corporation             Class or Series     Voted For     Voted Against

INDUSTRIAL PIPE
FITTINGS, INC.          Common Stock,
                        par value $0.01
                        per share            1,300              0

NATK SUB, INC.          Common Stock,
                        par value $0.01
                        per share            1,000              0

Dated:  June 28, 1995.

INDUSTRIAL PIPE FITTINGS, INC.    NATK SUB, INC.


By:                               By:
   ---------------------------       -------------------------
Its:  President                   Its:  President

                                   EXHIBIT A
                             TO ARTICLES OF MERGER

                                PLAN OF MERGER

     1. Parties to the Merger. The name of each domestic corporation that is a party to the merger is INDUSTRIAL PIPE FITTINGS, INC. and NATK SUB, INC. The name of the domestic corporation that will survive the merger is NATK SUB, INC. There are no other parties to the merger; there are no other parties that will survive the merger; and there are no other entities that will be created by the merger.

     2.  Terms and Conditions of the Merger.

     (a) All rights, title and interests to all real estate and other property owned by each of INDUSTRIAL PIPE FITTINGS, INC. and NATK SUB, INC. shall be allocated to and vested in NATK SUB, INC. in connection with the merger.

     (b) The name of corporation surviving the merger that is to be obligated for the payment of the fair value of any shares held by a shareholder of either INDUSTRIAL PIPE FITTINGS, INC. or NATK SUB, INC. who has complied with the requirements of Article 5.12 of the Texas Business Corporation Act for the recovery of the fair value of his or her shares is NATK SUB, INC.

     (c) All other liabilities and obligations of each of INDUSTRIAL PIPE FITTINGS, INC. and NATK SUB, INC. shall be allocated to NATK SUB, INC., as the corporation surviving the merger.

     3. Conversion of Shares. The manner and basis of converting the shares of capital stock of each of INDUSTRIAL PIPE FITTINGS, INC. and NATK SUB, INC. in the merger shall be as follows:

     (a)  Shares of Capital Stock of INDUSTRIAL PIPE FITTINGS, INC.

     (i) Each share of common stock, par value $0.01 per share, of INDUSTRIAL PIPE FITTINGS, INC. that is issued and outstanding as of the time of the merger shall be convertible into one thousand (1,000) fully paid and non-assessable shares of common stock, par value $.001 per share, of North American Technologies Group, Inc., a Delaware corporation.

     (ii) Each share of capital stock of INDUSTRIAL PIPE FITTINGS, INC. held in treasury as of the time of the merger shall be canceled without payment of any consideration therefor.

     (b) Shares of Capital Stock of NATK SUB, INC.: Each share of common stock, par value $0.01 per share, of NATK SUB, INC. that is issued and outstanding as of the time of the merger shall continue to represent one share of common stock, par value $0.01 per share, of NATK SUB, INC., as the corporation surviving the merger, which shall thereafter constitute all of the issued and outstanding shares of capital stock of NATK SUB, INC., as the corporation surviving the merger.

     4. Articles of Incorporation of the Surviving Corporation. The Articles of Incorporation of NATK SUB, INC., as in effect immediately preceding the merger, other than the name of NATK SUB, INC., which shall be changed to "INDUSTRIAL PIPE FITTINGS, INC." in connection with the merger, shall be the Articles of Incorporation of the corporation surviving the merger, until thereafter amended as provided by law and such Articles of Incorporation.

                                   EXHIBIT B

                        REPRESENTATIONS AND WARRANTIES
                          OF IPF AND THE SHAREHOLDERS

     For purposes hereof, capitalized terms used herein and not otherwise defined herein have the meanings ascribed to such terms in the Agreement.

     1. Corporate Existence and Power. IPF is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have any of the foregoing would not have a Material Adverse Effect or would not constitute a felony. IPF is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. IPF has heretofore delivered to NATK true and complete copies of IPF's Articles of Incorporation and Bylaws as currently in effect.
IPF has no subsidiaries.

     2. Corporate Authorization. The execution, delivery and performance by IPF of this Agreement and the consummation by IPF of the transactions contemplated hereby are within IPF's corporate powers and, except for any required approval by IPF's shareholders in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action. The execution, delivery and performance by each Shareholder of this Agreement and the consummation by such Shareholder of the transactions contemplated hereby have been duly authorized by such Shareholder. This Agreement has been duly executed by IPF and each of the Shareholders. The Agreement constitutes a valid and binding agreement of the IPF and each Shareholder, enforceable in accordance with its terms. As of the Closing all corporate action on the part of IPF and the Shareholders required under applicable law in order to consummate the Merger will have occurred. None of the information provided to NATK by IPF or any Shareholder to be included in a prospectus, if any, with respect to the shares of NATK Common Stock to be received in connection with the Merger, insofar as such information relates to IPF or a Shareholder, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which there are made, not misleading.

     3. No Contravention. The execution and delivery of the Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of an right or obligation or to loss or a benefit under, any provision of the Articles of Incorporation or Bylaws of IPF or any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to IPF or any Shareholder or any of their properties or assets, or result in the creation or imposition of any Encumbrance on any asset of IPF or any Shareholder, except such as is not reasonably likely to have a Material Adverse Effect or materially and adversely affect the ability of

IPF or such Shareholder to consummate the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to IPF or any Shareholder in connection with the execution and delivery of this Agreement by IPF or such Shareholder or the consummation by IPF or any Shareholder of the transactions contemplated hereby, except (i) where the failure to obtain such consent, approval, order or authorization, or to effect such registration, declaration or filing is not reasonably likely to have a Material Adverse Effect or materially and adversely affect the ability of IPF, any Shareholder, NATK or the Sub to consummate the transactions contemplated by the Agreement, and (ii) the filing of the Articles of Merger with the Secretary of State of Texas.

     4. Capitalization; Daniels Loans. The authorized capital stock of the IPF consists solely of 1,000,000 shares of common stock, par value $0.01 per share ("IPF Common Stock"), of which 1,300 shares are issued and outstanding (such issued and outstanding shares being referred to as the "IPF Shares"). There are no treasury shares of capital stock of IPF, nor are there any outstanding subscriptions, options, warrants, convertible securities, calls, commitments, agreements or rights (contingent or otherwise) of any character to purchase or otherwise acquired from IPF or any Shareholder any shares of, or any securities convertible into, the capital stock of IPF. All of the IPF Shares have been duly authorized and validly issued, are fully paid and non-assessable, were not issued in violation of the terms of any agreement or other understanding binding upon IPF and were issued in compliance with all applicable charter documents of IPF and all applicable federal, state and foreign securities laws, rules and regulations. There are, and have been, no preemptive rights with respect to the issuance of the IPF Shares or any other capital shares of IPF. IPF does not directly or indirectly own any stock of, or any equity or other investment interest in, any corporation, association, partnership, joint venture or legal entity, except bank, checking and money market accounts and other cash equivalent investments. There are no outstanding accrued or unpaid dividends on any of the IPF Shares. The Daniels Loan or Loans (as defined in Section 2.2(d) of the Agreement) are in the aggregate principal amount of $______, as of ______________, and bear interest at an annual rate equal to 8%. As of March 31, 1995, the amount of outstanding principal on the Daniels Loans, together
with all accrued interest thereon, was equal to $115,583.16.   There are no
other costs, fees, expenses or other amounts due or to become due with respect to the Daniels Loan or Loans other than as provided in the preceding sentence.

     5.  Financial Statements.

     (a) True, correct and complete copies of the following unaudited financial statements ("Unaudited Financial Statements") of IPF have been delivered to NATK on or before the date hereof: Balance Sheets dated December 31, 1994 and March 31, 1995, Statements of Earnings and Retained Earnings for the year ended December 31, 1994, the two (2) months ended February 28, 1995 and the three (3) months ended March 31, 1995, and Statement of Cash Flows for the year ended December 31, 1994, the two (2) months ended February 28, 1995 and three (3) months ended March 31, 1995. The financial statements referred to in the preceding sentence as of and for the year ended December 31, 1994, were reviewed and accompanied by a written report and accompanying Notes to Financial Statements prepared by Fortson & Company, P.C., a copy of which written report and Notes to Financial Statements was delivered to NATK on or before the date hereof. In addition, true, correct and complete copies of a Balance Sheet dated February 28, 1995 (the "February 1995 Audited Financial Statement") of IPF, which was audited by Fortson & Company, P.C., Houston, Texas, together with the written report (without qualification) as of the date of such balance sheet of, and accompanying Notes to Financial Statement prepared by, Fortson & Company, P.C., have been delivered to NATK on or before the date hereof.

     (b) The Unaudited Financial Statements and the February 1995 Audited Statement (including without limitation all notes, comments, schedules and supplemental data that may be contained in or annexed to such statements) are true, accurate, complete and in accordance with the books and records of IPF and fairly present the financial position, assets and liabilities of IPF as of the date thereof and the results of IPF's operations and changes in IPF's financial position or cash flows, as the case may be, for the period then ended.

     6. Conflicts of Interest. Except for the lease of real property between IPF and Daniels referred to in Section 11 of this Exhibit B, neither (a) any past or present officer, director, employee or shareholder of IPF, nor (b) to the knowledge of IPF or any Shareholder, any relative of any past or present officer, director, employee, shareholder or salesperson of IPF, nor (c) to the knowledge of IPF or any Shareholder, any corporation, partnership, trust or other entity of which any such past or present officer, director, employee or shareholder has a direct or indirect interest or is a director, officer, shareholder, partner or trustee, is or has ever been a party, directly or indirectly, to any transaction with IPF, including without limitation any agreement or other arrangement providing for the furnishing of goods or services by or to IPF or the sale or rental of any property from or to IPF or otherwise requiring or contemplating any payments by or to IPF.

     7. Accounts Receivable. The accounts receivable included in the Unaudited Financial Statements (less an allowance for doubtful accounts of $14,000) will be collected in full within 180 days of the Closing. All accounts receivable included in the Unaudited Financial Statements are usual and normal receivables representing billings actually made in the ordinary course of business, and neither IPF nor any Shareholder has any knowledge of any fact, circumstance, contingency or reason that such accounts receivable would not reasonably be expected to be collected in the ordinary course of business.

     8. Inventory and Equipment. All inventory and equipment of IPF reflected on the Unaudited Financial Statements, and all inventory and equipment owned by IPF as of the date hereof, (a) was acquired in accordance with the regular business practices of IPF, (b) consists of items of a quality and quantity useable in the ordinary course of IPF's business consistent with past practice, subject to normal wear and tear and routine maintenance, (c) was and is valued in conformity with generally accepted accounting principles applied on a consistent basis and (d) conforms to all applicable laws, ordinances, codes, rules and regulations relating thereto and to the construction, use, operation and maintenance thereof (except for such failures to conform as do not have a Material Adverse Effect on the IPF). No significant amount of such inventory or equipment is obsolete or has been maintain in any manner other than in the accordance with the regular business practices of IPF.

     9.  Absence of Undisclosed Liabilities.

     (a) Except as disclosed on Schedule B-9 hereto, IPF is not liable for or subject to any liability except for:

     (i) those liabilities and obligations reflected on the balance sheet included in the Unaudited Financial Statements (the "Unaudited Balance Sheet") and not heretofore paid or discharged;

     (ii) those liabilities and obligations arising in the ordinary course of its business consistent with past practice under any contract, commitment or agreement specifically disclosed on any Schedule to this Exhibit B or not required to be disclosed thereon because of the term or amount involved or otherwise; and

     (iii) those liabilities and obligations incurred, consistent with its past practice, in the ordinary course of its business and either not required to be shown on the Unaudited Balance Sheet or arising since the date of such Unaudited Balance Sheet, which liabilities and obligations in the aggregate are of a character and magnitude consistent with its past practice.

For purposes of this Section, the term "liabilities" shall include without limitation any direct or indirect liability, indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, either accrued, absolute, contingent or otherwise and whether known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured.

     (b) IPF does not provide or maintain, and is not required under applicable law to provide or maintain, for its employees, itself or any other person any pension, retirement, profit-sharing or other plan or policy for the benefit of employees, itself, or any other person who is required to comply with, and IPF is not in violation of any provision of, the federal Employees Retirement Income Security Act of 1974, as amended ("ERISA"). Furthermore, IPF has no liability for any dividends or distributions to any shareholder, including without limitation any of the Shareholders, in respect of its capital shares, nor has it redeemed, purchased or otherwise acquired any of its capital shares or agreed to do any of the same.

     10. Absence of Certain Changes. Since the date of the IPF Unaudited Balance Sheet, and except as set forth on Schedule B-9 hereto, IPF has conducted its business in the ordinary course consistent with past practice and there has not been:

     (a) any event, occurrence or development of a state of circumstances or facts, including without limitation, any change in its business, operations, assets, properties or prospects, that has had or is reasonably likely to have a Material Adverse Effect;

     (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of IPF or any repurchase, redemption or other acquisition by IPF of any outstanding shares of capital stock or other securities of, or other ownership interests in, IPF;

     (c)  any amendment of any term of any outstanding security of IPF;

     (d) any incurrence, assumption or guarantee by IPF of any indebtedness for borrowed money or any such indebtedness incurred, assumed or guaranteed since the date of the Unaudited Balance Sheet, in the ordinary course of business consistent with past practice (other than amounts borrowed from NATK);

     (e) any creation or assumption by IPF of any Encumbrance on any material asset other than in the ordinary course of business consistent with past practice;

     (f) any making of any loan, advance or capital contribution to or investment in any Person other than loans or advances made in the ordinary course of business consistent with past practice;

     (g) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of IPF which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect;

     (h) any transaction or commitment made, or any contract or agreement entered into, by IPF relating to its assets or business (including acquisition or disposition of any assets) or any relinquishment by IPF of any contract or other right, in either case, material to IPF, other than transactions and commitments in the ordinary course of business consistent with past practice and those contemplated by the Agreement;

     (i) any change in any method of accounting or accounting practice by IPF, except for any such change required by reason of a concurrent change in generally accepted accounting principles;

     (j) any (i) grant of any severance or termination pay to any director, officer or employee of IPF, (ii) entering into any employment (other than at will), deferred compensation (other than severance) or other similar agreement (or any amendment to any such exiting agreement) with any director, officer or employee of IPF, (iii) material increase in benefits payable under any existing severance or termination pay policies or employment agreements or (iv) increase in compensation, bonus or other benefits payable to directors, officers or employees of IPF, other than in the ordinary course of business consistent with past practice;

     (k) any (i) labor dispute, lockout, strike, slowdown, work stoppage or threat thereof by or with respect to any employees of IPF or (ii) activity or proceeding by a labor union or representative thereof to organize any such employees, to the knowledge of IPF or any Shareholder; or

     (l) any sale, assignment or transfer of any of its assets or properties except in the ordinary course of its business consistent with past practice.

     11. Properties. (a) IPF currently leases real property pursuant to that certain lease between IPF, as lessee, and Daniels, as lessor, a copy of which has been delivered to NATK on or before the date hereof. IPF does not directly or indirectly own or lease any other real estate.

None of the leasehold interests held by IPF is subject to any Encumbrance, except (i) liens for ad valorem taxes not yet due or being contested in good faith; or (ii) contractual or statutory mechanics or materialmen's liens or other statutory or common law Encumbrances relating to obligations of IPF that are not delinquent or are being contested in good faith.

     (b) IPF has not received any written notice from any governmental entity having jurisdiction over IPF or over any of the real property leased by IPF of any violation by IPF of any law, regulation or ordinance relating to zoning, environmental matters, local building or fire codes or similar matters relating to any of the real property leased by IPF, and neither IPF nor any of the Shareholders is aware of any such violation.

     (c) Except such as has not had and is not reasonably likely to have a Material Adverse Effect, all of the buildings leased by IPF, all furniture, fixtures, leasehold improvements and other material items of tangible personal property owned or used by IPF, in each case other than inventory and equipment (which is the subject of Section 8 of this Exhibit B), are in good operating condition and repair, subject to normal wear and tear and routine maintenance, are useable in the regular and ordinary course of business and conform to all applicable laws, ordinances, codes, rules and regulations relating thereto and to the construction, use, operation and maintenance thereof (except for such failures to conform as would not reasonably be expected to have a Material Adverse Effect on IPF). IPF neither owns nor leases any truck or other vehicle.

     12. No Contingent Liabilities. Except as set forth on the financial statements referred to in Section 5 of this Exhibit B, normal year-end adjustments and amounts that would be required to be set forth on the unaudited financial statements included therein had the same been prepared in accordance with generally accepted accounting principles, there are no contingent or other liabilities of IPF, except for any of the same as have not had and are not reasonably likely to have a Material Adverse Effect on IPF.

     13. Litigation. There is no action, dispute, suit, investigation or proceeding (or, to the best knowledge of IPF or any Shareholder, any basis therefor) pending against, or to the best knowledge of IPF or any Shareholder threatened or contemplated, against or affecting IPF or any of its properties before any court or arbitrator or any governmental body, agency or official that is reasonably likely to have a Material Adverse Effect or that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or any of the other transactions contemplated by the Agreement. Neither IPF nor any Shareholder has any knowledge of any condition or state of facts or the occurrence of any event that might reasonably form the basis of any proceeding against IPF. To the knowledge of IPF and each Shareholder, IPF is not a party to the provisions of any judgment, order, writ, injunction or decree of any court, arbitrator or governmental or regulatory official, body or authority.

     14. Taxes. IPF has filed all tax returns required to be filed by it on or before the date hereof and has paid, or has set up an adequate reserve for the payment of, all taxes required to be paid in respect of the periods covered by such returns, and the IPF Unaudited Financial Statements reflect an adequate reserve for all taxes payable by IPF accrued through the date of such financial statements, except such non-filings, non-payments or non-reserves as are not, in the aggregate, reasonably likely to have a Material Adverse Effect. IPF is not delinquent in the payment of any material tax, assessment or governmental charge. No material deficiencies for any taxes have been proposed, asserted or assessed against IPF. For the purposes of this Agreement, the term "tax" shall include all federal, state, local and foreign income, property, sales, excise and other taxes of any nature whatsoever. Neither IPF nor any member of any affiliated or combined group of which IPF is or has been a member has granted any extension or waiver of the limitation period applicable to any tax returns. There are no Encumbrances for taxes upon the assets of IPF, except Encumbrances for current taxes not yet due or that could not reasonably be expected to have a Material Adverse Effect. IPF will not be required under Section 481(c) of the Internal Revenue Code of 1986, as amended (the "Code"), to include any material adjustment in taxable income for any period subsequent to the Merger. IPF has delivered to NATK copies of its federal, state and local income and franchise tax returns for its fiscal year ended December 31, 1994. IPF has not been a United States real property holding corporation within the meanings of Section 897(c)(2) of the Code during the applicable period specified in such Section of the Code. IPF has disclosed on its federal income tax returns all positions taken therein that could give rise to a material liability relating to a substantial understatement of federal income tax within the meaning of Section 6662 of the Code. IPF is not a party to any tax allocation or sharing agreement. IPF (a) has not been a member of an affiliated group filing a consolidated federal income tax return and (b) has no liability for the taxes of any person (other than IPF) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

     15. Material Contracts. IPF has provided NATK a list, which IPF will confirm at the Closing, identifying each agreement, contract, lease, arrangement or commitment to which IPF is a party (other than customer contracts) relating to the purchase, sale or lease of real property, materials, supplies, equipment or other goods or providing or receiving services that is not terminable upon 90 or fewer days' notice or that involves annual payments by IPF, or providing of services by IPF the annual fair market value of which is in excess of $50,000. All such contracts are valid and binding agreements of IPF and are in full force and effect (other than as may be affected by defaults of parties thereto other than IPF), and neither IPF nor, to the best knowledge of IPF or any Shareholder, any other party thereto is in default in any material respect under the terms of any such agreement, contract, plan, lease, arrangement or commitment.

     16. Insurance Coverage. IPF has made available to NATK true and complete copies of all insurance policies covering the assets, business, equipment, properties, operations, employees, officers and directors of IPF, all of which policies are on a "claims made" ["occurrence"?] basis and are currently in full force and effect. IPF has not received from any such insurance carrier who provides any such policy or any other party any notice of termination or threatened termination of any such policy, nor has it received from any party any claim or notice of claim under or with respect to such policies. Except as is not reasonably likely to have a Material Adverse Effect, there is no claim by IPF pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies. All premiums due and payable based upon an assumption of the loss development of known claims have been adequately provided for on IPF's books, and IPF is otherwise in full compliance with the terms and conditions of all such policies, except such as is not reasonably likely to have a Material Adverse Effect.

     17. Compliance with Laws. To the best knowledge of IPF and each Shareholder, IPF is not in violation of, and has not violated, any applicable provisions of any laws, statues, ordinances or regulations, other than as would not be reasonably likely to have a Material Adverse Effect or constitute a felony. To the best of the knowledge of IPF and each Shareholder, no such laws, statutes, ordinances or regulations require or are reasonably expected to require capital expenditures by IPF that are reasonably likely to have a Material Adverse Effect.

     18. Investment Banking Fees. There is no investment banker, broker, finder or other similar intermediary which has been retained by, or is authorized by, IPF or any Shareholder to act on the behalf of IPF or any Shareholder who might be entitled to any fee or commission from IPF, any Shareholder, NATK or the Sub or any of their respective affiliates upon consummation of the transactions contemplated by this Agreement.

     l9. Intellectual Property. (a) IPF has made available to NATK a list of all material inventions that are the subject of issued letters patent or an application therefor, all trade and service marks that have been registered or for which an application for registration is pending and all writings for which a claim for copyright has been recorded or is pending, in each case which are owned by and used by IPF (collectively, the "IPF Intellectual Property Rights").

     (b) IPF has not been sued or charged in writing with or been a defendant in any claim, suit, action or proceeding relating to its business involving a claim of infringement of any patents, trademarks, service marks or copyrights. Neither IPF nor any Shareholder has any knowledge of any other claim of infringement in connection with the use of the IPF Intellectual Property Rights. Neither IPF nor any Shareholder has any knowledge of any continuing infringement by any other Person of any IPF Intellectual Property Rights. No IPF Intellectual Property Right is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by IPF or restricting the licensing thereof by IPF to any Person. IPF has not entered into any agreement to indemnify any other Person against any charge of infringement of any patent, trademark, service mark or copyright.

     20. Employees. IPF has provided a list to NATK identifying all of the IPF's employees, the title of each such employee, the annual compensation payable or paid each such employee during 1994 and 1995 and the benefits each such person is currently entitled to from or on behalf of IPF. IPF has not entered into any written employment agreement or any oral or written consulting agreement with any person or party.

     21. Environmental Compliance. To the best of the knowledge of IPF, and except in all cases as in the aggregate have not had and are not reasonably likely to have a Material Adverse Effect or constitute a felony, IPF: (a) has obtained all permits, licenses and other authorizations that are required under federal, state or local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes; (b) is in compliance with all terms and conditions of such required permits, licenses and authorizations, and also is in compliance with other applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any applicable regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; (c) as of the date of the Agreement, is not aware of nor has received notice of any event, condition, circumstance, activity, practice, incident, action or plan that is reasonably likely to interfere with or prevent continued compliance or that would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, based on or resulting from IPF's manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handing or the emission, discharge or release into the environment, of any pollutant, contaminant or hazardous or toxic material or waste; and (d) has taken all actions necessary under applicable requirements of federal, state or local laws, rules or regulations to register any products or materials required to be registered thereunder.

     22. Ownership of IPF Shares. Each of the Shareholders is the lawful owner of record and beneficially of the number of IPF Shares set forth below, which shares are represented by the certificate number(s) set forth below:

       Shareholder     Number of IPF Shares      Certificate(s) Number

         Daniels              600                      1 and 4
         Jones                350                         2
         Clark                350                         3

   Total                    1,300

Each of the Shareholders owns such shares shown above, free and clear of any Encumbrance of any kind.

     23. Other Shareholder Matters. Each of the Shareholders represents, warrants and acknowledges for, with respect to and on behalf of such Shareholder (and not for, with respect to or on behalf of any other Shareholder, and provided that the matters in this Section 23 shall not be deemed to be joint representations, warranties or acknowledgments of any Shareholder with respect to another Shareholder, and shall not be deemed to be representations, warranties or acknowledgments of IPF) that:

     (a) In connection with the Merger, such Shareholder's IPF Shares will be converted into and represent the right to receive 1,000 shares of NATK Common Stock per share of IPF Common Stock held of record by such Shareholder and that, at the Closing, by such Shareholder's presentation and delivery of the certificate or certificate(s) representing such IPF Shares, such Shareholder will have delivered and conveyed, to the extent required by applicable law, to the Surviving Corporation the certificates representing such Shareholder's IPF Shares in order to cause such IPF Shares to be converted into and exchangeable for such shares of NATK Common Stock in connection with the Merger; and

     (b) Such Shareholder is acquiring the shares of NATK Common Stock to be received in connection with the Merger solely for such Shareholder and not for any other person or party; and

     (c) The shares of NATK Common Stock to be received by such Shareholder in connection with the Merger have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or under applicable state securities laws (together with the 1933 Act, "Securities Laws"); and

     (d) The shares of NATK Common Stock to be received by such Shareholder in connection with the Merger are not being registered under the Securities Laws in reliance upon exemptions from applicable Securities Laws that are predicated, in part, on the representations, warranties and agreements of such Shareholder contained herein; and

     (e) Such Shareholder's right to transfer the shares of NATK Common Stock to be received by such Shareholder in connection with the Merger will be restricted by such Securities Laws, and that, in addition to any other limitations with respect thereto, neither such shares nor any interest therein shall be sold, transferred or otherwise disposed of without registration under applicable Securities Laws or an exemption therefrom; and

     (f) Such Shareholder must bear the economic risk of an investment in the shares of NATK Common Stock to be received by such Shareholder in connection with the Merger for an indefinite period of time because such shares have not been registered under applicable Securities Laws and therefore cannot be sold unless they are subsequently registered under such Securities Laws or an exemption from such registration is available, and that such shares must be held indefinitely unless the transfer thereof is so registered or such an exemption exists with respect thereto; and

     (g) Such Shareholder is an experienced and sophisticated investor in investments, including investments similar to shares of NATK Common Stock, and such Shareholder either alone or with his purchaser representative(s), has such knowledge and experience in financial and business matters that such Shareholder is, either alone or together with such purchaser representative(s), capable of evaluating the merits and risks, and has evaluated the merits and risks, of the prospective acquisition of the shares of NATK Common Stock in the Merger and has the capacity to protect his interests in connection with the acquisition of such shares in the Merger; and

     (h) A legend will be placed on the certificate or certificates evidencing the shares of NATK Common Stock to be received by such Shareholder in connection with the Merger to the effect that, among other things, the shares evidenced thereby have not been registered under the 1933 Act and may not be sold, transferred, pledged, hypothecated or otherwise disposed of in the absence of
(i) an effective registration statement for such shares under the 1933 Act or
(ii) an opinion of NATK's counsel that such registration is not required.

     24. Information Supplied. None of the information supplied or to be supplied by IPF or any Shareholder insofar as it relates to IPF, a Shareholder or the Merger, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which there are made, not misleading.

     25. Full Disclosure. There is no fact known to IPF or any Shareholder that is not disclosed or referred to in this Agreement that could reasonably be excepted to have a Material Adverse Effect on IPF or prevent or interfere in any way with the ability of IPF to conduct its business after the date hereof in substantially the same manner as such business has heretofore been conducted by IPF. This information provided and statements made by IPF and each Shareholder in this Agreement (including without limitation this Exhibit B) do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein, in light of the circumstances under which they were made, misleading.

                               IPF SCHEDULE B-9
                                  Exhibit B-9

Section 9. Absence of Undisclosed Liabilities

     The following is Industrial Pipe Fittings, Inc. ("IPF") list of undisclosed potential liabilities or obligations that could have a material impact on the company should there progress further.

     1. On or about December 12, 1994, IPF received a letter from Poly-Cam, a competitor in the transition fitting market, addressing the infringement of a patent pertaining to a specific fitting that both companies are marketing. IPF took this matter very seriously and immediately retained the law firm of Arnold, White, & Durkee to represent IPF in this matter. After an extensive review, it was determined by our attorney that in no way did we violate Poly-Cam's patent; furthermore, Arnold, White & Durkee sent a letter to Poly-Cam demanding a letter of apology, as well as a letter to all customers of IPF where Poly-Cam misrepresented the truth. IPF's attorneys stated that there was a potential violation of certain Fair Trade laws as well as possible tortuous interference by Poly-Cam. No further communication has been established with either party in this matter. IPF believes that the situation has run its course and that no future instances are likely to occur pertaining to this matter.

     2. During the month of April, 1995, IPF was informed of a situation in Maryland where a contractor was installing brass transition fittings for a water works project. The contractor, Schummer, Inc., alleged that the fittings were defective due to leakage and therefore should be replaced under warranty. IPF immediately had fittings sent to the company's facility for testing. After testing approximately 40 fittings, it was determined that the fittings were structurally fine and that perhaps the cause of the situation was due to improper installation. IPF sent Robert Jones to the job site in Maryland to determine the cause of the problem. While Mr. Jones was installing a fitting himself, the distributor of the fitting was videotaping the installation. It was determined that after proper installation, the brass fitting in question was adequate and that Schummer was not properly laying the pipe on a supportive bed of stone as required by Plexco, the pipe manufacturer. Furthermore, Schummer tried to break the fitting with a sledge hammer and was unable to effect the structural integrity of the fitting. Although IPF felt that it had gone beyond the scope of proper service, the company offered to replace the fittings in question at no cost to the contractor. To date, Schummer has not accepted this offer. No legal action has been taken regarding this matter; however, the potential exist for a lawsuit which could have an impact on IPF. The approximate cost of replacing the fittings, as well as installing them could range between $15,000.00 and $50,000.00. IPF strongly believes that it has taken every reasonable step to resolve this situation. The company's distributor has said that we went above and beyond what he expected and was quite pleased with our efforts.

                                   EXHIBIT C

              REPRESENTATIONS AND WARRANTIES OF NATK AND THE SUB

     For purposes hereof, capitalized terms used herein and not otherwise defined herein have the meanings ascribed to such terms in the Agreement.

     1. Corporate Existence and Power. NATK is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and the Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas. Each of NATK and the Sub has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have any of the foregoing would not have a Material Adverse Effect or would not constitute a felony. Each of NATK and the Sub is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. NATK has heretofore delivered to IPF true and complete copies of each of NATK's Certificate of Incorporation, the Sub's Articles of Incorporation and NATK's and the Sub's Bylaws as currently in effect. NATK owns all of the issued and outstanding shares of capital stock of the Sub, and their are no other rights or obligations of NATK or the Sub to issue any other shares of capital stock of the Sub. The Sub has conducted no business activity other than in connection with the transactions contemplated by this Agreement.

     2. Corporate Authorization. The execution, delivery and performance by each of NATK and the Sub of this Agreement and the consummation by each of them of the transactions contemplated hereby are within such organization's corporate powers and, except for any required approval by the Sub's shareholder in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action. This Agreement has been duly executed by each of NATK and the Sub, and constitutes a valid and binding agreement of NATK and the Sub, enforceable in accordance with its terms. As of the Closing all corporate action on the part of NATK and the Sub required under applicable law in order to consummate the Merger will have occurred. None of the information to be included by NATK or the Sub in the prospectus to be delivered to each of the Shareholders in connection with the shares of NATK Common Stock to be received by them in the Merger, insofar as such information relates to NATK or the Sub, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which there are made, not misleading.

     3. No Contravention. The execution and delivery of the Agreement does not, and the consummation of the transactions contemplated thereby will not, conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of an right or obligation or to loss or a benefit under, any provision of the Certificate of Incorporation of NATK, the Articles of Incorporation of the Sub, the Bylaws of NATK or the Sub or any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to NATK, the Sub or either of such party's properties or assets, or result in the creation or imposition of any Encumbrance on any asset of NATK or the Sub, except such as is not reasonably likely to have a Material Adverse Effect or materially and adversely affect the ability of NATK or the Sub to consummate the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to NATK or the Sub in connection with the execution and delivery of this Agreement by either of them or the consummation by either of them of the transactions contemplated hereby, except
(i) where the failure to obtain such consent, approval, order or authorization, or to effect such registration, declaration or filing is not reasonably likely to have a Material Adverse Effect or materially and adversely affect the ability of IPF, NATK or the Sub to consummate the transactions contemplated by the Agreement, and (ii) the filing of the Articles of Merger with the Secretary of State of Texas.

     4.  Capitalization.

     (a) The authorized capital stock of the NATK consists solely of 50,000,000 shares of common stock, par value $.001 per share ("NATK Common Stock"), and 10,000,000 shares of preferred stock, par value $.001 per share ("NATK Preferred Stock"). Except as provided otherwise in the next succeeding sentence, there are currently outstanding, or obligations to issue, not more than (i) 25,000,000 shares of NATK Common Stock, (ii) no shares of NATK Preferred Stock and (iii) options, warrants or other rights to acquire an aggregate of not more than 6,200,000 shares of NATK Common Stock (which number of shares is subject to certain adjustments based on a number of events), and certain written debt obligations of NATK that may be converted by the holder or beneficiary of such obligations into the number of shares of NATK Common Stock (which number of shares is subject to certain adjustments based on a number of events). Schedule C-4 hereto sets forth, to the best knowledge of management of NATK, a reconciliation of the outstanding shares as provided on NATK's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, and the number of shares outstanding as of June 16, 1995, together with certain anticipated issuances or cancellations of shares. All shares of NATK Preferred Stock that were previously issued have been converted, prior to the date hereof, into shares of NATK Common Stock, and such shares of Preferred Stock have been retired to treasury. All outstanding shares of capital stock of NATK have been duly authorized and validly issued and are fully paid and nonassessable, and upon the issuance of the shares of NATK Common Stock to be issued in the Merger, such shares will be duly authorized, validly issued, fully paid and nonassessable shares of NATK Common Stock. NATK currently may issue, at or before the Closing, up to 5,000,000 additional shares, and/or options, warrants and/or convertible shares or debt instruments to acquire all or a portion of such 5,000,000 additional shares, of NATK Common Stock in connection with certain financings. In addition, NATK may issue additional shares, and/or options or warrants to acquire additional shares to Gaia Technologies, Inc., Thor Ventures, L.C. and/or certain controlling persons of such entities in connection with a possible acquisition of assets of such entities and related transactions (collectively, the "Gaia/Thor Proposed Transactions").

     (b) NATK has a sufficient number of its authorized but unissued shares of NATK Common Stock to permit it to issue the number of shares of NATK Common Stock due in connection with the Merger and the related transactions (including without limitation the exercise by the parties thereto of all stock option agreements, if any, entered into or to be entered into between NATK, on the one hand, and any of Daniels, Jones and Clark, on the other hand), as well as all of NATK's other obligations to issue shares of NATK Common Stock upon exercise of any option, warrant or other right to acquire the same.

     (c) To the best knowledge of NATK, all notes receivable set forth on the financial statements of NATK included in NATK's quarterly report on Form 10-Q for the quarter ended March 31, 1995 are collectible in full in the ordinary course of business.

     5. SEC Filings. (a) NATK has made available to IPF: (i) NATK's annual report on Form 10-K for its fiscal year ended December 31, 1994 (the "1994 Form 10-k"), (ii) its quarterly report on Form 10-Q for its fiscal quarter ended March 31, 1995, and (iii) all of its other reports, statements, schedules and registration statements filed with the Securities and Exchange Commission since January 1, 1995, but only such pre-effective amendments to such registration statements as contain material information not fully reflected in any subsequent amendment to such registration statements (or to any prospectus included therein) made available to IPF. The documents referred to in the preceding sentence are sometimes referred to herein as the "SEC Documents."

     (b) As of its filing date, each such report or statement filed pursuant to the Securities Exchange Act of 1934, as amended to date, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     (c) Each such registration statement (if any) as amended or supplement if applicable, filed pursuant to the Securities Act of 1933, as amended to date, as of the date such statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made in the case of prospectuses, not misleading.

     6. Absence of Certain Changes. Since December 31, 1994, and except as set forth in the 1994 Form 10-k, NATK's quarterly report on Form 10-Q for the quarter ended March 31, 1995, or on Schedule C-6 hereto, NATK has conducted its business in the ordinary course consistent with past practice and there has not been:

     (a) any event, occurrence or development of a state of circumstances or facts that has had or is reasonably likely to have a Material Adverse Effect;

     (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of NATK or any repurchase, redemption or other acquisition by NATK of any outstanding shares of capital stock or other securities of, or other ownership interests in, NATK;

     (c)  any amendment of any term of any outstanding security of NATK;

     (d) any incurrence, assumption or guarantee by NATK of any indebtedness for borrowed money or any such indebtedness incurred, assumed or guaranteed since December 31, 1994, except in the ordinary course of business consistent with past practice;

     (e) any creation or assumption by NATK or any of its subsidiaries of any Encumbrance on any material asset other than in the ordinary course of business consistent with past practice;

     (f) any making of any loan, advance or capital contribution to or investment in any Person by NATK or any of its subsidiaries other than loans or advances made in the ordinary course of business consistent with past practice, certain transactions entered into in connection with the acquisition by NATK of EET, Inc., a Texas corporation, a loan or loans made by NATK to IPF and certain other loans made to officers or employees of NATK (none of which loans to officers or employees of NATK individually is in excess of $100,000); provided, however, that NATK may make one or more loans in connection with the Gaia/Thor Proposed Transactions;

     (g) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of NATK or any of its subsidiaries which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect;

     (h) any (i) labor dispute, lockout, strike, slowdown, work stoppage or threat thereof by or with respect to any employees of NATK or any of its subsidiaries, or (ii) activity or proceeding by a labor union or representative thereof to organize any such employees, to the knowledge of NATK; or

     (i) any litigation or any imposition of any tax that is not disclosed in the documents referred to under Section 5 of this Exhibit C that is reasonably likely to have a Material Adverse Effect on NATK, nor (to the knowledge of NATK) has there been any claim made by the SEC or any other party relating to any such documents referred to under Section 5 of this Exhibit C that is reasonably likely to have a Material Adverse Effect on NATK.

     7. Availability of Funds. Neither NATK nor the Sub is insolvent on the date of this Agreement. NATK currently intends to have, and to make available, sufficient cash, cash equivalents or immediately available financing through one or more financing arrangements in order to pay all amounts that may be due to be paid by or on behalf of NATK in connection with the Merger as provided in or contemplated by this Agreement and to assure that, immediately after payment of all such amounts, the Surviving Corporation's assets shall exceed its liabilities, and it shall not be insolvent. There are no facts, circumstances or events known to NATK or the Sub that would cause any amount payable or paid as provided in the preceding sentence to constitute a fraudulent transfer under applicable federal or state laws, rules or regulations.

     8. Compliance with Laws. To the best knowledge of NATK and Sub, neither NATK nor any of its subsidiaries is in violation of, and has not violated, any applicable provisions of any laws, statues, ordinances or regulations, other than as would not be reasonably likely to have a Material Adverse Effect on NATK and its subsidiaries, taken as a whole, or constitute a felony. No such laws, statutes, ordinances or regulations require or are reasonably expected to require capital expenditures that are reasonably likely to have a Material Adverse Effect on NATK and its subsidiaries, taken as a whole. Notwithstanding the foregoing, NATK did not file a tax return for the years 1992, 1993 or 1994, and to its knowledge, no tax is owed with respect to any such year. In addition, NATK did not hold a stockholder's meeting during 1994 or deliver to its stockholders any documents in connection therewith that may have been required under applicable securities laws, and does not currently anticipate holding a stockholder's meeting in 1995.

     9. Investment Banking Fees. There is no investment banker, broker, finder or other similar intermediary which has been retained by, or is authorized by, either NATK or the Sub to act on its behalf who might be entitled to any fee or commission from IPF, NATK or the Sub or any of their respective affiliates upon consummation of the transactions contemplated by this Agreement.

     10. Environmental Compliance. To the best knowledge of NATK and Sub, and except in all cases as in the aggregate have not had and are not reasonably likely to have a Material Adverse Effect on NATK and its subsidiaries, taken as a whole, or constitute a felony, each of NATK and each of its subsidiaries: (a) has obtained all permits, licenses and other authorizations that are required under federal, state or local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes; (b) is in compliance with all terms and conditions of such required permits, licenses and authorizations, and also is in compliance with other applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any applicable regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; (c) as of the date of the Agreement, is not aware of nor has received notice of any event, condition, circumstance, activity, practice, incident, action or plan that is reasonably likely to interfere with or prevent continued compliance or that would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, based on or resulting from NATK's or any of its subsidiaries' manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handing or the emission, discharge or release into the environment, of any pollutant, contaminant or hazardous or toxic material or waste; and (d) has taken all actions necessary under applicable requirements of federal, state or local laws, rules or regulations to register any products or materials required to be registered thereunder.

     11. Information Supplied. None of the information supplied or to be supplied by NATK or the Sub insofar as it relates to NATK, the Sub or the Merger, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which there are made, not misleading.

     12. Full Disclosure. There is no fact known to NATK or the Sub that is not disclosed or referred to in this Agreement that could reasonably be excepted to have a Material Adverse Effect on NATK or prevent or interfere in any way with the ability of NATK to conduct its business after the date hereof in substantially the same manner as such business has heretofore been conducted by NATK. This information provided and statements made by NATK in this Agreement (including without limitation this Exhibit C) do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein, in light of the circumstances under which they were made, misleading.

                                 Schedule C-4

                    NORTH AMERICAN TECHNOLOGIES GROUP, INC.
       Reconciliation of Outstanding Shares for March 31, 1995 Form 10-Q
                                 June 16, 1995

Issued "New" shares per transfer agent as of April 7, 1995                               23,949,244
Issued "Old" shares per transfer agent as of April 7, 1995
 (1,495,531 subject to 1:15 reverse split)                                                   99,745
                                                                                         ----------
                                                                                         24,048,989
Less NAT shares to be cancelled                                                          (5,000,000)
Less GSI escrow shares to be canceled                                                    (1,625,000)
                                                                                         ----------
Amount disclosed as issued and outstanding on 10-K                                       17,423,989

Less EuroScotia shares to be canceled                                                      (200,000)
Plus shares to be issued to Karr Capital for services rendered                               20,000

Adjustments relating to "Old" MBCC shares above
  Less total amount shown                                                (99,745)
  Plus amount not owned by NATK that has not been tendered                 7,024
                                                                     -----------
                                                                                            (97,721)
Adjustments relating to Daily Mail
  NAT, Inc. Common outstanding per transfer agent                     12,327,092
  Less amount owned by NATK                                          (12,080,958)
                                                                     -----------
  Amount remaining to be tendered                                        246,134
  Amount of shares of NATK to be received 1:2 exchange                                      123,070
                                                                                         ----------
Issued and outstanding shares disclosed on Form 10-Q                                     17,274,338
                                                                                         ==========
Issued shares disclosed in the equity section at March 31, 1995                          17,924,338
Less treasury shares at March 31, 1995                                                     (650,000)
                                                                                         ----------
Issued and outstanding shares disclosed in the equity section                            17,274,338
                                                                                         ==========
Additional share information since 10Q for 3/31/95 and as of
 June 16, 1995:
GSI escrow shares expected to be canceled                                                (1,625,000)
Shares issued thru 6/14/95 in connection with equity placement                              905,000
Shares expected to be issued upon closing of Thor/GAIA transaction                        1,666,667
Shares to be issued for minority interest of NAEG                                         1,380,005
Shares to be issued to Wilwerding and Zampino                                               125,000
Shares to be issued to Defiglio's for interest payment                                       66,140
Treasury shares reserved for issuance upon the conversion of
 preferred shares of subsidiary                                                             650,000

NOTE: There are also approximately 175,000 shares that have not been issued to two individuals which are under dispute; the Company does not believe it has an obligation to issue these shares.

                                    1 of 2

NORTH AMERICAN TECHNOLOGIES GROUP, INC.

                                                                                                        Expiration
Name                                           Warrant #     Shares            Start Date      Price        Date
-------------------------------------------------------------------------------------------------------------------
OPTIONS
-------------------------------------------------------------------------------------------------------------------
                                                             100,000            09/01/91       1.25
                                                             100,000            04/01/92       1.25
                                                             300,000            08/01/91       1.25
                                                             300,000            01/01/93       1.25
                                                             100,000            08/01/93       1.25
                                                             100,000            06/01/92       1.25
                                                             300,000            08/01/90       1.25
                                                              20,000            04/01/93       1.25
                                                              20,000            05/01/93       1.25
                                                              50,000            01/01/94       1.25
                                                             400,000            03/31/95       2.50      03/31/04
                                                             200,000            03/31/95       2.50      03/31/04
                                                              50,000            03/31/95       2.50      03/31/02
                                                             400,000            03/31/95       2.50      03/31/04
                                                             200,000            03/31/95       2.50      03/31/04
                                                             150,000            03/31/95       2.50      03/31/04
                                                             200,000            03/31/95       2.50      03/31/04
                                                             200,000            03/31/95       2.50      03/31/04
                                                                        ----------------------
                                                              20,000    from MBCC acquisition
                                                              13,333    from MBCC acquisition
                                                              13,333    from MBCC acquisition
                                                                        ----------------------
                                                             300,000            05/22/92       1.50      11/30/97
                                                             300,000            05/22/92       2.50      11/30/97
                                                             125,000            07/31/94       2.00      07/31/96
                                                              75,000            09/23/94       0.75      09/23/99
                                                              50,000            09/22/94       1.375     09/22/96
                                                           4,086,666
                                                              30,000    no written agreement
                                                              30,000    no written agreement
                                                              25,000    no written agreement
                                                              12,500    no written agreement
                                                              30,000    no written agreement
                                                           4,214,166
-------------------------------------------------------------------------------------------------------------------
WARRANTS
-------------------------------------------------------------------------------------------------------------------
                                               1994-01        25,000            06/27/94       2.25      06/17/96
                                               1994-02        25,000            06/27/94       2.25      06/17/96
                                               1994-03        25,000            06/27/94       2.25      06/17/96
                                               1994-04        40,000            06/27/94       3.30      04/19/96
                                               1994-05        23,000            06/27/94       3.30      06/17/96
                                               1994-06         1,000            06/27/94       3.30      06/17/96
                                               1994-07         1,000            06/27/94       3.30      06/17/96
                                               1994-08         1,000            06/27/94       3.30      04/19/96
                                               1994-09         1,000            06/27/94       3.30      04/19/96
                                               1994-10         1,000            06/27/94       3.30      04/19/96
                                               1994-11         1,000            06/27/94       3.30      04/19/96
                                               1994-12           500            06/27/94       3.30      04/19/96
                                               1994-13           500            06/27/94       3.30      04/19/96
                                               1994-14         5,000            06/27/94       3.30      04/19/96
                                               1994-15       600,000            12/20/94       2.00      12/19/97
                                               1994-17        75,000            12/20/94       2.00      12/19/97
                                               1994-18        40,000            12/20/94       2.00      12/19/97
                                                             500,000            12/20/94       2.00      12/19/97
                                                             110,000            12/20/94       2.00      12/19/97
                                                              90,000            12/20/94       2.00      12/19/97
                                                             100,000            12/20/94       2.00      12/19/97
                                                               8,000            12/20/94       2.00      12/19/97
                                                              50,000            03/07/95       1.50      12/31/99
                                                               8,000            03/07/95       1.50      12/31/99
                                                               1,000            03/07/95       1.50      12/31/99
                                                               1,000            03/07/95       1.50      12/31/99
                                                               1,000            03/07/95       1.50      12/31/99
                                                              10,000            03/07/95       1.50      12/31/99
                                                             233,060     need to verify
                                                           1,977,060
-------------------------------------------------------------------------------------------------------------------

Additional options expected to be issued in connection with Thor/GAIA transaction:
  400,000 options with a purchase price of $2.50 per share

                               Page 2 of 2 Pages

                                   EXHIBIT D

                   FORM OF SHAREHOLDER REPRESENTATION LETTER

     The undersigned party ("Shareholder") represents, warrants, acknowledges and covenants to North American Technologies Group, Inc., a Delaware corporation ("NATK"), NATK SUB, INC., a Texas corporation ("Sub"), and Industrial Pipe Fittings, Inc., a Texas corporation ("IPF"), that:

     1. The undersigned Shareholder is the lawful owner of record and beneficially of the number of shares set forth below of common stock, par value $0.01 per share, of IPF (the "IPF Shares"), which IPF Shares are represented by the certificate number(s) set forth below, and are owned by the undersigned Shareholder free and clear of any mortgage, lien, pledge, charge or security interest of any kind:

     (please place an "X" by the appropriate line)

           Shareholder      Number of IPF Shares     Certificate(s) Number

     ____   Daniels                  600                    1 and 4
     ____   Jones                    350                       2
     ____   Clark                    350                       3

     2.  Prior to the execution of this Shareholder Representation Letter, the
Shareholder: (i) has received a copy of that certain Prospectus, dated June __, 1995, of NATK relating to the shares of Common Stock, par value $0.001 per share ("NATK Common Stock"), of NATK to be received by the undersigned Shareholder in connection with the merger (the "Merger") of IPF, with and into the Sub, with Sub being the corporation surviving the Merger, which document included as exhibits thereto, among other things, a copy of the Annual Report on Form 10-k of NATK for the fiscal year ended December 31, 1994, and a Quarterly Report on Form 10-Q of NATK for the fiscal quarter ended March 31, 1995, (ii) has reviewed such documents with such investment, financial, legal and other advisors as such Shareholder has elected, (iii) has had an opportunity to ask questions and receive answers from NATK regarding such documents and the documents described therein, the shares of NATK Common Stock to be received by such Shareholder in connection with the Merger and the terms and conditions of the Merger, (iv) has had an opportunity to obtain any additional information and documents requested by the undersigned Shareholder relating to the investment in the shares of NATK Common Stock, and (iv) based on such review, has elected to approve of the Merger Agreement (as defined in the Prospectus) and to participate in the Merger as provided for in the Merger Agreement.


     Executed this __________________, 1995.


                                        --------------------------------------

                                        Printed Name:
                                                     -------------------------

                Agreement as to Definition of "Effective Time"

     The undersigned parties agree that, for all purposes, the "Effective Time," as defined in Section 1.1(b) of that certain Agreement and Plan of Merger, dated as of June 22, 1995, by and among the undersigned parties, shall be as provided in paragraph 2 of the Articles of Merger, a copy of which is attached hereto as Exhibit A, notwithstanding anything to the contrary contained in such Agreement and Plan of Merger or any exhibit, schedule or attachment thereto.

Dated as of June 28, 1995

                                   NORTH AMERICAN TECHNOLOGIES
                                   GROUP, INC., a Delaware corporation

                                   By:  /s/ T. B. Tarrillion
                                      --------------------------------------
                                       Tim B. Tarrillion
                                       President and Chief Executive Officer



                                   NATK SUB, INC.,
                                   a Texas corporation

                                   By:  /s/ T. B. Tarrillion
                                      --------------------------------------
                                      Tim B. Tarrillion
                                      President


                                   INDUSTRIAL PIPE FITTINGS, INC.,
                                   a Texas corporation

                                   By:  /s/ Robert D. Jones III
                                      --------------------------------------
                                      Robert D. Jones III
                                      Vice President


                                   DAVID M. DANIELS

                                      /s/ David M. Daniels
                                      --------------------------------------

                                   ROBERT D. JONES III

                                      /s/ Robert D. Jones III
                                      --------------------------------------

                                   MARK D. CLARK

                                      /s/ Mark D. Clark
                                      --------------------------------------